SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

[X]     Filed by the  registrant
[ ]     Filed by a party other than the registrant
[ ]     Check the appropriate box:
[X]     Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                (Name of Registrant as Specified in Its Charter)

                                 MIM CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)      Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

2)      Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

        ------------------------------------------------------------------------

4)      Proposed maximum aggregate value of transaction:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

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        2) Form, Schedule or Registration Statement No.:

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        3) Filing Party:

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        4) Date Filed:

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

                                                                PRELIMINARY COPY

                                 MIM CORPORATION
                               100 CLEARBROOK ROAD
                            ELMSFORD, NEW YORK 10523
                                 (914) 460-1600
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 19, 1999

                              ---------------------

To Our Stockholders:

         The 1999 Annual Meeting of Stockholders of MIM Corporation will be held at 2:00 p.m., local time, on August 19, 1999 at the Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611, for the following purposes:

         1. To elect six (6) Directors to the Board of Directors (the "Board"), each to hold office, subject to the provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws, for a term of between one (1) and three (3) years (as described in paragraph 2 below) and until their respective successors shall have been duly elected and qualified.

         2. To approve an amendment to the Company's Restated Certificate of Incorporation to divide the Board into three classes of Directors with only one class being elected each year, such that the term of the Class I Directors, Class II Directors and Class III Directors would expire at the 2000, 2001 and 2002 annual meetings of stockholders, respectively. If this proposal is not approved by the Company's stockholders, all Directors elected at the 1999 Annual Meeting will serve a term of one year until the 2000 Annual Meeting and until their respective successors shall have been duly elected and qualified.

         3. To approve certain "performance-based" and other compensation provisions, including compensation payable in connection with termination and change in control, set forth in the employment agreement dated December 2, 1998 between the Company and its Chairman and Chief Executive Officer, and to approve the related option plan and agreement.

         4. To approve amendments to the Company's Amended and Restated 1996 Stock Incentive Plan (the "Employee Plan") in order to add performance shares and performance units as securities subject to grant by the Company to employees under the Employee Plan, to make available under the Employee Plan an additional 825,450 shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), and to make certain other related technical changes to the Employee Plan.

         5. To approve an amendment to the Company's 1996 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") in order to make available under the Directors Plan an additional 200,000 shares of Common Stock.

         6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on July 2, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

         All stockholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, which requires no postage if mailed in the United States. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.


                              By order of the Board of Directors,


                              /s/ BARRY A. POSNER
                              -------------------------------------------------
                                  Barry A. Posner
                                  Vice President, Secretary and General Counsel

Elmsford, New York
July __, 1999

                                 MIM CORPORATION
                               100 CLEARBROOK ROAD
                            ELMSFORD, NEW YORK 10523
                                 (914) 460-1600

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

         This proxy statement (this "Proxy Statement"), which is being sent to stockholders on or about July ___, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of MIM Corporation (the "Company"), a Delaware corporation, for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on August 19, 1999 at 2:00 p.m., local time, at the Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611, and at any adjournments or postponements.

PROPOSALS; RECORD DATE

         At the Meeting, the Company's stockholders will be asked:

         1. To elect six (6) Directors to the Board of Directors (the "Board"), each to hold office, subject to the provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws, for a term of between one (1) and three (3) years (as described in Proposal 2 below) and until their respective successors shall have been duly elected and qualified.

         2. To approve an amendment to the Company's Restated Certificate of Incorporation to divide the Board into three classes of Directors with only one class being elected each year, such that the term of the Class I Directors, Class II Directors and Class III Directors would expire at the 2000, 2001 and 2002 annual meetings of stockholders, respectively. If this proposal is not approved by the Company's stockholders, all Directors elected at the Meeting will serve a term of one year until the 2000 Annual Meeting and until their respective successors shall have been duly elected and qualified.

         3. To approve certain "performance-based" and other compensation provisions, including compensation payable in connection with termination and change in control, set forth in the employment agreement (the "CEO Employment Agreement") dated December 2, 1998 between the Company and its Chairman and Chief Executive Officer, and to approve the related option plan and agreement (the "CEO Option Plan and Agreement").

         4. To approve amendments to the Company's Amended and Restated 1996 Stock Incentive Plan (the "Employee Plan") in order to add performance shares and performance units as securities subject to grant by the Company to employees under the Employee Plan, to make available under the Employee Plan an additional 825,450 shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), and to make certain other related technical changes to the Employee Plan.

         5. To approve an amendment to the Company's 1996 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") in order to make available under the Directors Plan an additional 200,000 shares of Common Stock.

         6. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         At the close of business on July 2, 1999, the record date (the "Record Date") set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at the Meeting, there were issued and outstanding an aggregate of ________ shares of Common Stock, which constitute the only outstanding securities of the Company entitled to vote. On the Record Date, the outstanding shares of Common Stock were held by approximately ___ holders of record in addition to approximately ____ stockholders whose shares were held in nominee name.

VOTING

         Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting on each matter properly brought before the Meeting, exercisable in person or by properly executed proxy. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, in person or by properly executed proxy, is necessary to constitute a quorum. A quorum is necessary for any action to be taken at the Meeting.

         With respect to Proposal 1 (the election of six directors), the six nominees receiving the highest number of votes duly cast at the Meeting will be elected. With respect to Proposal 2 (the proposed amendment to the Company's
Restated Certificate of Incorporation to adopt a classified Board), the affirmative vote of holders of a majority of the outstanding shares of Common Stock is required. With respect to Proposals 3, 4 and 5, the affirmative vote of holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote is required. If a proxy is marked "withhold authority" or "abstain" on any such matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker and other Specified Non-Votes will not be so included. Therefore, since the affirmative votes described above are required for approval of the Proposals described in this Proxy Statement (other than Proposal 1), an abstention with respect to any such proposal will have the effect of a vote against such Proposal.

PROXIES

         Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your attendance at the Meeting alone will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted: (1) FOR the election of the six nominees for director, as described in greater detail in Proposal 1 below; (2) FOR the approval of the proposed amendments to the Company's Restated Certificate of Incorporation, as described in greater detail in Proposal 2 below; (3) FOR the approval of certain "performance-based" and other compensation provisions set forth in the CEO Employment Agreement and FOR the approval of the CEO Option Plan and Agreement, as described in greater detail in Proposal 3 below; (4) FOR the approval of the amendments to the Employee Plan, as described in greater detail in Proposal 4 below; and (5) FOR the approval of the amendments to the Directors Plan, as described in greater detail in Proposal 5 below; and (6) to the extent permitted by applicable rules of the Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies upon such other matters as may properly come before the Meeting and any adjournments or postponements thereof.

OTHER BUSINESS; ADJOURNMENTS

         The Board is not currently aware of any business to be acted upon at the Meeting other than as described in this Proxy Statement. If other matters are properly brought before the Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will, to the extent permitted by applicable rules of the Commission, have discretion to vote or act thereon according to their judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. The Company does not currently intend to seek an adjournment of the Meeting.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the number of directors shall be such number, currently six (6), as shall be designated from time to time by resolution of the Board of Directors. Each director shall hold office until his successor is elected at the next annual meeting and duly qualified or until his earlier death, resignation or removal. The Board of Directors has nominated and recommends the election of Richard H. Friedman, Scott R. Yablon, Dr. Louis A. Luzzi, Richard A. Cirillo, Dr. Louis DiFazio and Michael Kooper, all of whom currently serve as directors of the Company. However, if the amendment to the Restated Certificate of Incorporation described below under Proposal 2 is approved by the Company's stockholders then, upon filing of such amendment with the Secretary of State of the State of Delaware, the directors will be divided into three classes, initially of two members each, one class of which will be elected each year to hold office for a three-year term and until their successors have been duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, if such event should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than six directors.

         The following table sets forth, as of July 2, 1999, certain information with respect to each nominee for director, including biographical data for at least the last five years.


--------------------------------------------------------------------------------
Name                          Age   Position
----                          ---   --------
--------------------------------------------------------------------------------

Richard H. Friedman........    48   Chairman of the Board and
                                    Chief Executive Officer
--------------------------------------------------------------------------------
Scott R. Yablon............    48   President, Chief Operating Officer and
                                    Director
--------------------------------------------------------------------------------
Louis A. Luzzi, Ph.D.......    67   Director
--------------------------------------------------------------------------------
Richard A. Cirillo.........    48   Director
--------------------------------------------------------------------------------
Louis DiFazio, Ph.D........    61   Director
--------------------------------------------------------------------------------
Michael Kooper.............    63   Director
--------------------------------------------------------------------------------

         Richard H. Friedman is currently the Chairman and Chief Executive Officer of the Company. He joined the Company in April 1996 and was elected a director of the Company and appointed Chief Financial Officer and Chief Operating Officer in May 1996. Mr. Friedman also served as the Company's Treasurer from April 1996 until February 1998. From February 1992 to December 1994, Mr. Friedman served as Chief Financial Officer and Vice President of Finance of Zenith Laboratories Inc. ("Zenith"). In December 1994, Zenith was acquired by IVAX Corporation, an international health care company and a major multi-source generic pharmaceutical manufacturer and marketer. From January 1995 to January 1996, he was Vice President of Administration of IVAX Corporation's North American Multi-Source Pharmaceutical Group and each of its operating companies.

         Scott R. Yablon joined the Company in May 1998 and was appointed President, Chief Financial Officer, Chief Operating Officer and Treasurer. He relinquished the positions of Chief Financial Officer and Treasurer on March 22, 1999, upon the promotion of Mr. Edward J. Sitar to those positions at that time. Mr. Yablon has served as a director of the Company since July 1996. Prior to joining the Company, he held the position of Vice President - Finance and Administration at Forbes, Inc.

         Louis A. Luzzi, Ph.D. has served as a director of the Company since July 1996. Dr. Luzzi is the Dean of Pharmacy and Provost for Health Science Affairs of the University of Rhode Island College of Pharmacy. He has been a Professor of Pharmacy at the University of Rhode Island since 1981. Dr. Luzzi participates in several university, industry and government committees and has published numerous articles.

         Richard A. Cirillo has served as a director of the Company since April 1998. Since June 21, 1999, Mr. Cirillo has been a partner of the law firm of King & Spalding. From 1975 until June, 1999, Mr. Cirillo was a member of the law firm Rogers and Wells LLP, with which he had been associated since 1975. Until Mr. Cirillo's departure, Rogers and Wells LLP had served as outside general counsel to the Company.

         Louis DiFazio, Ph.D., has served as a director of the Company since May 1998. From 1990 through March 1997, Dr. DiFazio served as President of Technical Operations for the Pharmaceutical Group of Bristol-Myers Squibb and from March 1997 until his retirement in June 1998 served as Group Senior Vice President. Dr. DiFazio also serves as a member of the Board of Trustees of Rutgers University and the University of Rhode Island. Dr. DiFazio received his B.S. in Pharmacy at Rutgers University and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island.

         Martin ("Michael") Kooper has served as a director of the Company since April 1998. Mr. Kooper has served as the President of the Kooper Group since December 1997, a successor to Michael Kooper Enterprises, an insurance and risk management consulting firm. From 1980 through December 1997, Mr. Kooper served as President of Michael Kooper Enterprises.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

         The Company has standing Audit and Compensation Committees of the Board of Directors. The Audit Committee, currently comprised of Messrs. Yablon and Cirillo and Dr. DiFazio, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal accounting controls and performs such other functions as directed by the Board of Directors. The Compensation
Committee, currently comprised of Mr. Cirillo and Drs. DiFazio and Luzzi, administers the Company's Employee Plan and the Directors Plan, makes recommendations to the Board of Directors concerning executive compensation matters and performs such other duties as from time to time are designated by the Board of Directors. The Company does not have a standing nominating committee. Instead, the Board of Directors selects nominees for directors. During 1998, the Board of Directors held eight meetings, the Audit Committee held one meeting and the Compensation Committee held two meetings. Each director attended at least 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director in 1998.

COMPENSATION OF DIRECTORS

         Directors who are not officers or employees of the Company ("Outside Directors") receive fees of $1,500 per month and $500 per meeting of the Board or any committee thereof and are reimbursed for expenses incurred in connection with attending such meetings. In addition, each Outside Director receives options to purchase 20,000 shares of the Common Stock under the Directors Plan. Directors who are also officers of the Company are not paid any director fees or granted any options under the Directors Plan.

         The Directors Plan provides for the automatic grant of non-qualified stock options to purchase 20,000 shares of Common Stock to Outside Directors joining the Company following the adoption of the Directors Plan. The exercise price of such options is equal to the fair market value of Common Stock on the date of grant. Options granted under the Directors Plan generally vest over three years. Prior to the amendment to the Directors Plan described below in Proposal 5, the Company had reserved 100,000 shares of Common Stock for issuance under the Directors Plan. Through July 2, 1999, options to purchase 20,000 shares have been granted under the Directors Plan to each of Dr. Luzzi and Mr. Yablon at an exercise price of $13 per share, options to purchase 20,000 shares have been granted to Mr. Cirillo at an exercise price of $4.35 per share and options to purchase 20,000 shares have been granted to each of Mr. Kooper and Dr. DiFazio at an exercise price of $4.6875 per share. Accordingly, without the amendment to the Directors Plan described in Proposal 5, the Company would not have any shares available for grant under the Directors Plan. As described below under Proposal 5, stockholders are being asked to approve an amendment to the Directors Plan in order to make available an additional 200,000 shares of Common Stock for grant under the Directors Plan.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         The six nominees receiving the highest number of votes duly cast at the Meeting will be elected.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                                   PROPOSAL 2.


         APPROVAL OF AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF
           INCORPORATION TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS


GENERAL

         The Company currently has a Board of Directors consisting of six (6) members elected to one-year terms at each annual meeting of stockholders. The Company seeks to establish a classified board of directors by dividing the Board of Directors into three (3) classes with staggered terms.

         A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of a company's board of directors more difficult, and thus a potential change in control of that company a more lengthy and difficult process. Delaware law permits companies to adopt a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Company's Board of Directors recommends that the Company's stockholders approve the adoption of a classified Board, dividing the directors into three classes. After the classified Board is implemented, the directors of each class will serve three-year terms and the term of one class will expire each year.


CLASSIFIED BOARD; SUPERMAJORITY REQUIREMENTS FOR AMENDMENTS TO CLASSIFIED BOARD

         The proposed addition of new Article Ninth to the Company's Restated Certificate of Incorporation (the "Amendment") would divide the Board of Directors into three classes: Class I, Class II and Class III. If the Amendment is adopted and if all current nominees are elected as described in Proposal, each director will be elected to the class described below:

         Class I                    Class II                 Class III
         -----------------------------------------------------------------------

         Michael Kooper             Scott R. Yablon          Richard H. Friedman

         Dr. Louis A. Luzzi         Dr. Louis DiFazio        Richard A. Cirillo

         Initially, the term of the Class I Directors would expire at the next annual meeting in 2000, and the terms of Class II and Class III Directors would expire at the 2001 and 2002 annual meetings of stockholders, respectively. Thereafter, successors to the directors in each class would be elected for three-year terms. The Amendment would thus have the effect of causing only one class of directors to be elected each year, with the directors in the other two classes remaining in office until the elections held in the two following years, respectively. In the event that the stockholders do not approve the Amendment, each director elected at the Meeting will continue to serve for a one-year term, only until his successor is duly elected and qualified at the next annual meeting in 2000 or until his earlier death, resignation or removal. If the Amendment is adopted, any further amendment to new Article Ninth will require the affirmative vote of stockholders holding at least 66-2/3% of the outstanding shares of capital stock of the Company entitled to vote.

         The Board of Directors believes that dividing the directors into three classes is in the best interests of the Company and its stockholders because the likelihood of continuity and stability in the policies formulated by the Board of Directors will be enhanced by providing that directors will serve three-year terms rather than one-year terms. Two annual elections would, in general, be required to replace a majority of the classified Board of Directors and effect a forced change in the control of the Company.

         The Board of Directors also believes that a classified Board would effectively reduce the possibility that a third party could effect a hostile, non-negotiated change in control of the Company. A classified Board would serve to ensure that the Board of Directors and management, if confronted by a hostile, non-negotiated proposal from a third party who has acquired a block of the Common Stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for the stockholders, thereby facilitating the Board's objective to maximize stockholder value.

         The Board of Directors believes that if a potential acquiror were to purchase a significant or controlling interest in the Company, the potential acquiror's ability to remove the Company's Board of Directors and obtain control of the Board and thereby remove the Company's management would severely curtail the Company's ability to properly evaluate the proposal and negotiate effectively with the potential acquiror. The threat of obtaining control of the Board of Directors would deprive the Board of the time and information necessary to evaluate the proposal, to study alternative proposals and to help ensure that the best price is obtained for the Company's stockholders in any transaction involving the Company which may ultimately be undertaken. A classified Board is designed to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the outstanding Common Stock, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

         Although the Board of Directors believes that this Proposal is in the best interests of the Company and its stockholders for the foregoing reasons, stockholders should be aware of the following possible effects of the adoption of a classified Board. Because the creation of a classified Board will increase the amount of time and effort required for a bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the bidder were to acquire a majority of the Company's outstanding Common Stock, the existence of a classified Board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Because tender offers for control usually involve a purchase price higher than the current market price, the creation of a classified Board could also discourage open market purchases by a potential bidder. Such tender offers or open market purchases could increase the market price of the Common Stock, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the creation of a classified Board could make the Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover bid develops. Finally, because these provisions will make the removal of directors more difficult, it will increase the directors' security in their positions and, since the Board of Directors has the power to retain and discharge management, could increase the likelihood that current management will retain their positions for longer periods of time than might otherwise be the case in the absence of a classified Board.

         Takeovers or changes in management of the Company which are proposed and effected without prior negotiation with the Company's Board or management are not necessarily detrimental to the Company and its stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals. The Amendment is not being submitted as the result of, and the Board is unaware of, any specific effort by any persons to obtain control of the Company or to accumulate significant amounts of its Common Stock.

         The foregoing discussion of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached to this Proxy Statement as Appendix I.

RIGHTS PLAN

         On November 24, 1998, the Board of Directors of the Company adopted a stockholder rights plan, as amended through the date hereof. The rights plan may also have certain anti-takeover effects and may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The stockholder rights plan is intended to help ensure that the Board, if confronted by an unsolicited proposal from a third party to acquire control of the Company, will have sufficient time to review the proposal, to develop, if deemed appropriate, alternatives to the proposal and to act in what the Board believes to be in the best interests of the Company and its stockholders.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         Approval of the Amendment to establish a classified Board of Directors will require the affirmative vote of the majority of the outstanding shares of Common Stock. As a result, abstentions, broker non-votes and Specified Non-Votes will have the same effect as a vote against the Proposal. Because the directors will be directly affected by the institution of a classified Board, they may be deemed to have an interest in the outcome of this Proposal. As of July 2, 1999, the Company's directors and executive officers as a group beneficially owned approximately 14% of the outstanding Common Stock entitled to vote at the Meeting. The Company expects that its directors and executive officers will vote their respective shares of Common Stock in favor of this Proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO ESTABLISH A CLASSIFIED BOARD.

                                   PROPOSAL 3.

      APPROVAL OF COMPENSATION PROVISIONS OF THE CHIEF EXECUTIVE OFFICER'S EMPLOYMENT AGREEMENT AND APPROVAL OF RELATED OPTION PLAN AND AGREEMENT

BACKGROUND

         In 1998, the Board of Directors retained Strategic Compensation Research Associates ("SCRA"), an independent executive compensation consulting firm, to make recommendations to the Board regarding the development and adoption of an appropriate compensation package for Richard H. Friedman, the Company's Chairman and Chief Executive Officer (the "CEO" or "Chief Executive Officer") in order to secure a long term agreement with him and in an effort to more closely align the interests of the Chief Executive Officer with those of the Company's stockholders. Strategic Compensation Research Associates is a New York-based consulting firm specializing in executive and directors' compensation matters from the corporate governance perspective. The Board considered the recommendations of SCRA and approved the substantive compensation provisions of the CEO Employment Agreement, which it believes to be in the best interests of the Company and its stockholders in that such compensation provisions appropriately incentivize the Chief Executive Officer to maximize stockholder value for all stockholders. See "Additional Information - Compensation Committee Report on Executive Compensation." As a result, in December 1998, the Chief Executive Officer entered into the CEO Employment Agreement with the Company, which provides for his employment as the Chairman and Chief Executive Officer for a term of employment through November 30, 2003 (unless earlier terminated). See "Additional Information - Employment Agreements." SCRA was also retained to advise the Board regarding a Company-wide senior management long-term compensation program. See Proposal 4.

         The CEO Employment Agreement provides for an initial base annual salary of $425,000. Under the CEO Employment Agreement, the Chief Executive Officer is entitled to receive certain fringe benefits, and is also eligible to participate in the Company's executive bonus program. Under the CEO Employment Agreement, the Chief Executive Officer was granted options to purchase 800,000 shares of Common Stock. These options are evidenced by the CEO Option Plan and Agreement. In addition, the Chief Executive Officer was granted 200,000 performance units and 300,000 performance shares. Under the terms of the CEO Employment Agreement and the CEO Option Plan and Agreement, stockholder approval is required for: (i) the Chief Executive Officer's participation in the executive bonus program, (ii) the grants of options, performance units and performance shares to the Chief Executive Officer, and (iii) the compensation payable to the Chief Executive Officer upon his termination or upon a change in control as described below. In addition, as discussed below under Proposal 4, Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), disallows tax deductions to public companies for compensation in excess of $1 million paid or accrued in a taxable year with respect to certain executive officers, unless such compensation is of a type that qualifies for exemption from that limitation. One such exemption is for performance-based compensation, such as the bonus arrangements and the options and performance units awarded under the CEO Employment Agreement and the CEO Option Plan and Agreement, provided that certain requirements are met, including stockholder approval of those compensation provisions. Therefore, stockholder approval of the bonus arrangements, options and performance units is expected to satisfy certain of the requirements of Section 162(m) in order to make available to the Company such favorable tax treatment. In addition, stockholder approval of the CEO Option Plan and Agreement is necessary in order for a portion of the underlying options to be treated as incentive stock options ("ISOs") under the Code.

         The full text of the CEO Employment Agreement is attached as Appendix II-A to this Proxy Statement, and the full text of the CEO Option Plan and Agreement is attached as Appendix II-B to this Proxy Statement. The following description of the compensation provisions of the CEO Employment Agreement that are subject to stockholder approval and the CEO Option Plan and Agreement is intended merely as a summary of the principal features of those agreements and is qualified in its entirety by reference to the provisions of the CEO Employment Agreement and the CEO Option Plan and Agreement.

PROVISIONS SUBJECT TO STOCKHOLDER APPROVAL

         BONUS. The CEO Employment Agreement provides for bonuses to be paid to the Chief Executive Officer. The Compensation Committee (the "Committee") may authorize the payment of bonuses to the Chief Executive Officer with such conditions and terms as the Committee may determine. Performance goals for the payment of bonuses may include, individual objectives, Company objectives or both. Company objectives may include, but not be limited to, one or more of the following: total revenue, earnings, earnings per share or return on equity, or the extent of changes in such criteria. The Chief Executive Officer's total potential cash payout under bonuses and performance units in any one year may not exceed $5,000,000 (a maximum which is not an expected award but which is instead intended to satisfy certain aspects of Code 162(m)), with any amount which would be payable but for the $5,000,000 limitation being deferred to the following year.

         PERFORMANCE UNITS. The performance units granted to the Chief Executive Officer vest and become payable upon the achievement by the Company of certain specified levels of after-tax net income in fiscal 2001. Upon vesting, the performance units are payable in two equal installments in April 2002 and 2003 as follows: (a) $10 per unit upon the Company's achievement of a threshold level of after-tax net income ($21.6 million) in fiscal 2001; (b) $25 per unit upon the Company's achievement of a target level of after-tax net income ($27.0 million) in fiscal 2001; and (c) $40 per unit upon the Company's achievement of a maximum level of after-tax net income ($32.0 million) in fiscal 2001. However, the Chief Executive Officer's total potential cash payout under bonuses and performance units in any one year may not exceed $5,000,000, with any amount which would be payable but for the $5,000,000 limitation being deferred to the following year. For these purposes, after-tax net income is computed giving affect to any accruals required in connection with any executive compensation programs.

         PERFORMANCE SHARES. The performance shares issued by the Company to the Chief Executive Officer are subject to restrictions on transfer and encumbrance through December 2, 2006 and are automatically forfeited to the Company upon termination of the Chief Executive Officer's employment with the Company prior to December 2, 2006. The restrictions to which the performance shares are subject may lapse prior to December 2, 2006 in the event that the Company achieves certain specified levels of fully-diluted earnings per share in fiscal 2001 ($1.08) or 2002 ($1.25). The Chief Executive Officer possesses voting rights with respect to the performance shares, but is not entitled to receive dividends or other distributions, if any, paid with respect to the performance shares until the restrictions lapse.

         INCENTIVE STOCK OPTIONS. Under the CEO Employment Agreement and the CEO Option Plan and Agreement, the Chief Executive Officer was granted options to purchase 800,000 shares of Common Stock at an exercise price of $4.95 per share (110% of the market price on December 2, 1998, the date of grant). Shares in excess of the number permitted to receive ISO treatment under the Code will be nonqualified options with an exercise price of $4.50 per share (the market price on the date of grant). The options vest in three equal annual installments on the first three anniversaries of the date of grant. The aggregate maximum number of shares for which awards may be granted under the CEO Option Plan and Agreement is 800,000 (and no options other than the initial 800,000 options may be issued thereunder). The shares issued under the CEO Option Plan and Agreement may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose if it deems such purchase to be advisable.

         The CEO Option Plan and Agreement is administered by the Committee, which is comprised of at least two members designated by the Board of Directors. Each Committee member is both an "outside director" (within the meaning of Treasury Regulation Section 1.162-27(e)(3) or any successor thereto) and a "non-employee" director (within the meaning of Rule 16b-3(b)(3) under the Exchange Act). As noted above, the Committee currently consists of Mr. Cirillo and Drs. DiFazio and Luzzi. The Compensation Committee has approved the CEO Option Plan and Agreement and the issuance of the options thereunder to the Chief Executive Officer.

         The CEO Option Plan and Agreement terminates five years after the date of grant, in the case of ISOs, and ten years after the date of grant, in the case of nonqualified stock options.

         The Chief Executive Officer may pay for shares covered by the CEO Option Plan and Agreement (i) in cash or its equivalent, (ii) in shares of Common Stock previously acquired by the Chief Executive Officer (subject to certain holding period requirements), (iii) to the extent authorized by the Company, pursuant to a "cashless exercise" or (iv) in any combination of (i),
(ii) and (iii).

         The options may not be transferred other than by will or the laws of descent and distribution. If the Chief Executive Officer is married at the time of exercise or lapse of forfeiture restrictions and so requests, the certificate(s) issued will be registered in the name of the Chief Executive Officer and his spouse, jointly, with rights of survivorship.

         The Committee may amend the options, from time to time in any respect whatsoever, PROVIDED THAT, no such amendment, suspension or termination shall materially impair the rights of the Chief Executive Officer without his consent, and FURTHER PROVIDED THAT, the approval by the affirmative votes of holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of stockholders of the Company is required for any amendment which would (i) require stockholder approval pursuant to Treasury Regulation Section 1.162-27(e)(4)(vi) or any successor thereto, (ii) change the class of employees eligible to receive ISOs under the CEO Option Plan and Agreement (presently limited to the Chief Executive Officer), (iii) increase the maximum number of shares with respect to which ISOs may be granted under the CEO Option Plan and Agreement (except as permitted under the CEO Option Plan and Agreement with respect to capital adjustments), or (iv) extend the duration of the CEO Option Plan and Agreement with respect to ISOs granted thereunder.

         Based on the advice of counsel, the Company believes that, under present Federal tax law and regulations, the Federal income tax consequences to the Company and the Chief Executive Officer of awards under the CEO Option Plan and Agreement would be identical to those described below under "Proposal 4-Summary of Tax Aspects of the Employee Plan - ISOs."

         COMPENSATION PAYABLE UPON TERMINATION OR CHANGE OF CONTROL. If the Chief Executive Officer's employment is terminated early due to his death or disability, (i) all vested options may be exercised by his estate for one year following termination, (ii) all performance units shall vest and become payable at the accrued value measured at the end of the fiscal year following his termination and (iii) the Chief Executive Officer shall become vested in, and all restrictions would lapse with respect to (A) 1/3 of the performance shares if the date of termination occurs before the first anniversary of the grant date and the Company achieves the target earnings per share ($.50) for the fiscal year in which the date of termination occurs; (B) 2/3 of the performance shares if the date of termination occurs on or after the first anniversary but before the second anniversary of the grant date and the Company achieves the target earnings per share ($.64) for the fiscal year in which the date of termination occurs; and (C) all of the performance shares if the date of termination occurs on or after the second anniversary but before the day following the third anniversary of the grant date and the Company achieves the target earnings per share ($1.08) for the fiscal year in which the date of termination occurs (clauses (A), (B) and (C) being hereinafter referred to collectively as "Proportional Vesting"); PROVIDED, HOWEVER, that should the Chief Executive Officer remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled.

         If the Chief Executive Officer's employment is terminated early by the Company without Cause (as defined in the CEO Employment Agreement), (i) he shall be entitled to receive, for the longer of two years following termination or the period remaining in his term of employment under the Agreement, his annual salary at the time of termination (less the net proceeds of any long term disability or workers' compensation benefits) and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plans, (iii) any performance units to which he would have been entitled at the time of his termination shall become vested and payable at the accrued value measured at the end of the fiscal year in which such termination occurs, and (iv) any performance shares shall be entitled to Proportional Vesting.

         If the Chief Executive Officer is terminated by the Company for Cause, he shall be entitled to receive only salary, bonus and other benefits earned and accrued through the date of termination and to retain any performance shares previously vested.

         If the Chief Executive Officer terminates his employment for Good Reason (as defined in the CEO Employment Agreement), (i) he shall be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plans, (iii) all performance units granted to him shall become vested and payable at the accrued value measured at the end of the fiscal year in which such termination occurs, and (iv) any performance shares shall be entitled to Proportional Vesting.

         Upon the Company undergoing certain specified changes of control which result in his termination by the Company or a material reduction in his duties,
(i) the Chief Executive Officer shall be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under the CEO Employment Agreement, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and the Chief Executive Officer shall become vested in any other pension or deferred compensation plans, (iii) all performance units granted to him shall become vested and immediately payable at the then applicable maximum rate, and (iv) all performance shares issued to him shall vest and become immediately transferable without restriction.

         OTHER. If all of the foregoing provisions are not approved by the Company's stockholders by December 31, 1999, (December 1, 1999 in the case of the CEO Option Plan and Agreement), then no compensation will be paid to the Chief Executive Officer under such provisions. However, the Company and the Chief Executive Officer would be obligated to negotiate in good faith during the 90-day period commencing January 1, 2000 to reach a mutually acceptable alternative to such provisions which may also be subject to stockholder approval at a later date. In the event that the Chief Executive Officer and the Company are unable to agree on an alternative compensation arrangement within such 90-day period, the Chief Executive Officer will have the right to terminate the CEO Employment Agreement on not less than six months' prior written notice, in which event he would be entitled to receive, for a period of two years after the termination of his employment, the annual salary that he was receiving at the time of the termination of his employment and reimbursement for expenses incurred prior to the date of termination.

         On July __, 1999, the closing price of the Common Stock on The Nasdaq National Market tier of The Nasdaq Stock Market was $____ per share.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         Approval of the foregoing compensation provisions of the CEO Employment Agreement and of the CEO Option Plan and Agreement will require the affirmative vote of the majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote. As a result, abstentions, broker non-votes and Specified Non-Votes will have the same effect as a vote against the Proposal.

         Because the Chief Executive Officer has a direct financial interest in the approval of this Proposal, he has abstained from recommending this Proposal. As of July 2, 1999, the Company's directors and executive officers as a group beneficially owned approximately 14% (including 9.6% beneficially owned by the Chief Executive Officer) of the outstanding Common Stock entitled to vote at the Meeting. The Company expects that its directors and executive officers (including the Chief Executive Officer) will vote their respective shares of Common Stock in favor of this Proposal.


         THE BOARD OF DIRECTORS (WITH THE CHIEF EXECUTIVE OFFICER ABSTAINING) UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING COMPENSATION PROVISIONS OF THE CEO EMPLOYMENT AGREEMENT AND FOR THE APPROVAL OF THE CEO OPTION PLAN AND AGREEMENT.

                                   PROPOSAL 4.

  APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

BACKGROUND

         The Employee Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders in May 1996, with certain amendments approved by the stockholders in June 1997. In 1998, the Board of Directors retained SCRA (see Proposal 3 for information regarding SCRA) to make recommendations to the Board regarding a Company-wide senior management long-term compensation program in order to more closely align the interests of senior management with those of the Company's stockholders and to make the Company's compensation arrangements more consistent with those of the industry in an effort to attract, retain and motivate key employees. The Board considered the recommendations of SCRA and adopted a 1998 Total Compensation Program for Key Employees (the "Program") that it believes to be in the best interests of the Company and its stockholders in that it appropriately incentivizes senior management to maximize stockholder value for all stockholders and will enable the Company to attract, retain and motivate key employees. See "Additional Information - Compensation Committee Report on Executive Compensation."

GENERAL

         In order to effectuate the Program, in December 1998, the Board of Directors amended the Employee Plan to: (i) make an additional 825,450 shares of Common Stock available for issuance under the Employee Plan (the "Additional Shares") in addition to those remaining outstanding or available for issuance under the Employee Plan prior to such amendment (1,549,550 for a total of 2,375,000 shares); (ii) add performance shares and performance units as securities subject to grant by the Company to employees under the Employee Plan; and (iii) effect certain technical changes to the Employee Plan. At the Meeting, stockholders will be asked to approve the foregoing amendments to the Employee Plan. The Board of Directors believes that the increase in the number of shares authorized for issuance under the Employee Plan and the other amendments are necessary in order to continue to attract and retain employees of the Company, and to motivate such persons with a view toward increasing stockholder value and to more closely align the interests of such persons with the interests of stockholders.

         Options granted under the Employee Plan may be designated as ISOs within the meaning of Section 422 of the Code, or may be designated as options not intended to be ISOs ("Non-Qualified Stock Options"). As amended, the Employee Plan provides that awards may also consist of performance units or performance shares. The Company's ability to issue any Additional Shares upon exercise of awards under the Employee Plan is conditioned upon stockholder approval of the foregoing amendments to the Employee Plan.

         The full text of the Employee Plan, as amended and restated to date, is attached as Appendix III to this Proxy Statement. The following description of the Employee Plan is intended as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Employee Plan.

         1. NUMBER OF SHARES. The aggregate maximum number of shares for which awards may be granted under the Employee Plan is 2,375,000. No Awardee (as defined below) may receive awards under the Employee Plan relating to more than 1,500,000 shares of Common Stock in any one year, no more than 500,000 shares of Common Stock may be subject to ISOs, and no more than 750,000 shares of Common Stock may be subject to performance share awards. The shares issued under the Employee Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose if it deems such purchase to be advisable.

         2. ADMINISTRATION. The Employee Plan is administered by the Committee. As noted above, the Committee currently consists of Mr. Cirillo and Drs. DiFazio and Luzzi. The Committee has the authority to select the employees to be granted awards under the Employee Plan ("Awardees"), grant awards under the Employee Plan, and set the exercise price and other terms and conditions of awards.

         3. ELIGIBILITY. All employees of the Company may be granted awards under the Employee Plan. As of July 1, 1999, there were approximately ____ such employees.

         4. TERM OF PLAN AND AWARDS. No award may be granted under the Employee Plan after May 22, 2006, although then-outstanding options and other awards may extend beyond that date. All awards of options terminate on the earlier of (a) the expiration of the term specified in the award agreement or other granting instrument, which, in the case of a Non-Qualified Stock Option, may not exceed fifteen years from the date of grant and, in the case of an ISO, may not exceed ten years from the date of grant (or five years after the date of grant if the Awardee on the date of grant owns, directly or indirectly, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "Ten Percenter")) or (b) the date, if any, set by the Committee as an accelerated expiration date.

         5. NATURE OF AWARDS. OPTIONS. The Committee determines the conditions to the exercisability of each option at the time of the granting thereof. Options granted to date typically become fully exercisable no later than three years after grant, and certain options (or portions thereof) granted to executive officers have been exercisable upon grant. All options held by an Awardee under the Employee Plan will become fully exercisable if there is a Change in Control (as defined in the Employee Plan) and if the Awardee's employment is terminated under specified circumstances within one year after the Change in Control. The Committee determines the exercise price of each option, provided that the exercise price for ISOs may not be less than the fair market value of Common Stock on the date of grant (or 110% thereof if the Awardee is a Ten Percenter). An Awardee may pay for shares covered by an option (i) in cash or its equivalent, or, in the discretion of the Committee, either (ii) in shares of Common Stock previously acquired by the Awardee (subject to certain holding period requirements), (iii) pursuant to a "cashless exercise" or (iv) in any combination of (i), (ii) and (iii) above. An Awardee is permitted to pay pursuant to a so-called "cashless exercise", whereby the Company receives the exercise price directly from the Awardee's broker out of the proceeds from the sale or loan against all or a portion of the shares being purchased under the option.

         PERFORMANCE SHARES. The Employee Plan permits the Committee to grant performance shares comprised of shares of Common Stock with such restrictions, conditions and other terms as the Committee may determine. Performance shares will become freely transferable and all such restrictions will lapse if a specified period of time elapses, if pre-determined performance targets or goals are met, or both. Performance goals (to be set by the Committee) may include, but not be limited to, one or more of the following: total cash revenue, earnings, earnings per share or return on equity, or the extent of changes in such criteria. Performance shares vest if a Change in Control occurs and the Awardee's employment is terminated under circumstances specified in the applicable agreement within one year after the Change in Control.

         PERFORMANCE UNITS. The Employee Plan permits the Committee to grant performance units, which will entitle Awardees to receive a cash payment if pre-determined performance targets or goals are met. Performance goals (to be set by the Committee) may include, but not be limited to, one or more of the following: total revenue, earnings, earnings per share, or return on equity, or the extent of changes in such criteria. Performance units vest if a Change in Control occurs and the Awardee's employment is terminated under circumstances specified in the applicable agreement within one year after the Change in Control. In no event may any Awardee receive payments in excess of $1 million in any one year under performance units; in such event, amounts in excess of $1 million are deferred to subsequent years.

         6. AWARD DOCUMENT; RESTRICTIONS ON TRANSFERABILITY. All awards will be evidenced by a written document containing provisions consistent with the Employee Plan and such other provisions as the Committee deems appropriate. No awards granted under the Employee Plan may be transferred other than by will or the laws of descent and distribution. If an Awardee is married at the time of exercise or lapse of forfeiture restrictions and so requests, the certificate(s) issued will be registered in the name of the Awardee and his or her spouse, jointly, with rights of survivorship.

         7. AMENDMENTS TO AWARDS AND TO THE EMPLOYEE PLAN; DISCONTINUANCE OF THE EMPLOYEE PLAN. The Board of Directors may suspend, terminate or amend the Employee Plan, and the Committee may amend any outstanding award, from time to time in any respect whatsoever, PROVIDED THAT, no such amendment, suspension or termination shall materially impair the rights of the holder of any outstanding award without such holder's consent, and FURTHER PROVIDED THAT, the approval by the affirmative votes of holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of stockholders of the Company is required for any amendment which would (i) require stockholder approval pursuant to Treasury Regulation Section 1.162-27(e)(4)(vi) or any successor thereto, (ii) change the class of employees eligible to receive ISOs under the Employee Plan, (iii) increase the maximum number of shares with respect to which ISOs may be granted under the Employee Plan (except as permitted under the Employee Plan with respect to capital adjustments), or (iv) extend the duration of the Employee Plan with respect to ISOs granted thereunder.

         8. SUMMARY OF TAX ASPECTS OF THE EMPLOYEE PLAN. Based on the advice of counsel, the Company believes that, under present Federal tax law and regulations, the Federal income tax consequences to the Company and Awardees under the Employee Plan would be as follows:

         ISOS. ISOs under the Employee Plan are intended to meet the requirements of Section 422 of the Code. Under this section of the Code, the grant of an incentive stock option under the Employee Plan will not result in the realization of income to the Awardee, and the Company will likewise not be entitled to a deduction. Furthermore, if an Awardee acquires stock upon the exercise of an incentive stock option, no income will result to the Awardee and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the grant of the option and ending on the date three months before the date of such exercise, the Awardee is an employee of the Company or of a subsidiary; and (b) the Awardee makes no disposition of such Common Stock within two years from the date the option is granted nor within one year after the option is exercised. In the event of a sale of such Common Stock by the Awardee after compliance with these conditions, any gain realized over the price paid for such Common Stock will ordinarily be treated as a capital gain, and any loss will ordinarily be treated as a capital loss, in the year of sale. The exercise of an incentive stock option may result in alternative minimum tax liability to the Awardee.

         If the Awardee fails to comply with the employment or holding period requirements discussed above, such person will be treated as having received compensation taxable as ordinary income and/or having received a capital gain (or loss) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, in accordance with the provisions of the Code. If the Awardee is treated as having received compensation because of this failure to comply with either condition above, an equivalent deduction from income will be allowed to the Company in the same year.

         NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option under the Employee Plan will not result in the realization of income for Federal tax purposes for an Awardee, nor will the grant entitle the Company to a tax deduction. An Awardee who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The Awardee's basis in such shares will be the fair market value on the date compensation is recognized, and capital gain or loss will be recognized in the year of a subsequent sale.

         PERFORMANCE SHARE AWARDS. Performance share awards granted under the Employee Plan will constitute taxable income to the Awardee, and a deductible expense to the Company, in the year in which the restrictions lapse unless the Awardee elects to recognize income in the year the award is made. Unless such an election is made, the amount of the taxable income and corresponding deduction will be equal to the excess of the fair market value of the stock on the date the restrictions lapse over the amount, if any, paid for such stock. The Company is also allowed a compensation deduction for dividends paid to Awardees (provided they have not elected to recognize income at the time of the award) on performance shares while the restrictions remain in force.

         PERFORMANCE UNITS. Performance units awarded under the Employee Plan will not constitute a taxable event to the Awardee until such time as the Awardee actually receives cash or other property related to such award. The amount of taxable income will be equal to the amount of cash received or the fair market value of other property received at such time. The Company will be entitled to a compensation deduction in the same amount in the same year.

         PERFORMANCE BASED COMPENSATION. Section 162(m) of the Code disallows tax deductions to public companies for compensation in excess of $1 million paid or accrued in a taxable year to certain executive officers (generally consisting of the chief executive officer and the four other most highly compensated executive officers), unless such compensation is of a type that qualifies for exemption from that limitation. One such exemption is for performance-based compensation, which can include compensation under a plan such as the Employee Plan, provided that certain requirements are met, including administration of the Employee Plan by "outside directors" and stockholder approval of the Employee Plan and/or particular awards made pursuant to the Employee Plan. The Board of Directors intends to comply with such requirements with respect to the Employee Plan to the extent reasonably practicable, but there can be no assurance that the Employee Plan will so comply.

         OTHER. Various additional tax consequences may apply to the granting, acceleration and exercise of options, performance units and performance shares and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary. The foregoing does not purport to be a complete description of the effect of Federal income taxation upon holders of options, performance units and performance shares or upon the Company, is not intended to constitute tax advice, and does not cover possible state, local or foreign tax consequences.

         Each of the executive officers (including directors who are also executive officers) of the Company has a direct financial interest in the Proposal to adopt the foregoing amendments to the Employee Plan because all employees of the Company are eligible to receive awards under such Plan and such individuals have been awarded options, performance units and performance shares under the amended Employee Plan, subject to and conditioned upon stockholder approval of the foregoing amendments to the Employee Plan. As of June 15, 1999, 1,438,059 shares of Common Stock were subject to outstanding options under the Employee Plan, 378,000 performance shares were outstanding under the Employee Plan and 185,000 performance units were outstanding under the Employee Plan; and 558,941 shares were available for the future grant of awards. The chart below indicates the number of options, performance shares and performance units that have been granted as of July 2, 1999 pursuant to the Employee Plan to (i) the two Chief Executive Officers who held that title during 1998 and the four other most highly compensated executive officers of the Company during 1998 (the "Named Executive Officers"), (ii) all current executive officers (other than the Named Executive Officers) as a group, (iii) other senior management employees participating in the Program as a group, (iv) all current directors who are not executive officers, as a group, and (v) all employees, other than executive officers and participants in the Program, as a group.


---------------------------------------------------------------------------------------
              Awardee               Options        Performance        Performance Units
              -------               -------        -----------        -----------------
                                                        Shares
                                                        ------
---------------------------------------------------------------------------------------
Richard H. Friedman (1)                  --                --                        --

---------------------------------------------------------------------------------------
John H. Klein                            --                --                        --

---------------------------------------------------------------------------------------
Scott R. Yablon(2)                       --           200,000                   150,000

---------------------------------------------------------------------------------------
Barry A. Posner                     100,000            60,000                    10,000

---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
E. Paul Larrat                                               --                --                        --

-----------------------------------------------------------------------------------------------------------
Eric Pallokat                                                --                --                        --

-----------------------------------------------------------------------------------------------------------
All other executive officers as a group (1 person)       50,000            15,000                     2,500

-----------------------------------------------------------------------------------------------------------
All other Program participants (9 persons)              210,000           103,000                    22,500

-----------------------------------------------------------------------------------------------------------
All non-employee directors as a group                        --                --                        --

-----------------------------------------------------------------------------------------------------------
All other employees as a group                        1,078,059                --                        --

-----------------------------------------------------------------------------------------------------------

(1) Under the CEO Employment Agreement and the CEO Option Plan and Agreement, Mr. Friedman was granted options, performance shares and performance units not covered by the Employee Plan. See Proposal 3.

(2) Mr. Yablon holds options to purchase 1,000,000 shares of Common Stock not covered by the Employee Plan. See "Additional Information -- Executive Compensation - Option Grants in Last Fiscal Year."

         On July __, 1999, the closing price of the Common Stock on The Nasdaq National Market tier of The Nasdaq Stock Market was $_____ per share.


VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         Approval of the foregoing amendments to the Employee Plan will require the affirmative vote of the majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote. As a result, abstentions, broker non-votes and Specified Non-Votes will have the same effect as a vote against the Proposal. As of July 2, 1999, the Company's directors and executive officers as a group beneficially owned approximately 14% of the outstanding Common Stock entitled to vote at the Meeting. The Company expects that its directors and executive officers will vote their respective shares of Common Stock in favor of this Proposal.


         THE BOARD OF DIRECTORS (WITH MR. YABLON ABSTAINING) UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE EMPLOYEE PLAN.

                                   PROPOSAL 5.

  APPROVAL OF AMENDMENT TO THE 1996 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

         The Directors Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders in May 1996. All 100,000 shares authorized for issuance under the Directors Plan have been reserved for issuance under options which have been granted under the Directors Plan. Therefore, in March 1999, the Board of Directors amended the Directors Plan to increase the number of shares of Common Stock authorized for issuance under the Directors Plan by 200,000 shares (the "Additional Directors Shares") from 100,000 to 300,000 shares. At the Meeting, stockholders will be asked to approve the foregoing amendment to the Directors Plan. The Board of Directors believes that the increase in the number of shares authorized for issuance under the Directors Plan is necessary in order to continue to attract and retain qualified non-employee directors, and to motivate such persons with a view toward increasing stockholder value and to more closely align the interests of such persons with the interests of stockholders.

         Only  Non-Qualified  Stock  Options may be granted  under the Directors
Plan.

         The full text of the Directors Plan, as amended and restated to date, is attached as Appendix IV to this Proxy Statement. The following description of the Directors Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Directors Plan.

         1. NUMBER OF SHARES. The aggregate maximum number of shares for which options may be granted under the Directors Plan is 300,000. The shares issued under the Directors Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose if it deems such purchase to be advisable.

         2. ADMINISTRATION. The Directors Plan is administered by the Committee.

         3. ELIGIBILITY. All those directors who are not, and who have not been during the preceding twelve month period, employees of the Company or any related entity (as defined in the Directors Plan) may be granted Non-Qualified Stock Options under the Directors Plan upon their initial election to the Board of Directors. As of July 2, 1999 there were four such non-employee directors. In addition, Mr. Yablon was granted options under the Directors Plan in 1996 prior to becoming an executive officer and employee of the Company.

         4. TERM OF PLAN AND OPTIONS. No option may be granted under the Directors Plan after May 22, 2006, although then-outstanding options may extend beyond that date. All options terminate on the expiration of the term specified in the option agreement or other granting instrument, which may not exceed ten years from the date of grant.

         5. EXERCISE OF OPTION. Options granted to date become exercisable in annual increments over three years from the date of grant.

         6. OPTION PRICE. The exercise price for options granted under the Directors Plan is equal to the fair market value of Common Stock on the date of grant.

         7. PAYMENT. An optionee may pay for shares covered by an option in cash or its equivalent.

         8. OPTION DOCUMENT; RESTRICTIONS ON TRANSFERABILITY. All options will be evidenced by a written option document containing provisions consistent with the Directors Plan and such other provisions as the Committee deems appropriate. No option granted under the Directors Plan may be transferred other than by will or the laws of descent and distribution. If the optionee is married at the time of exercise and so requests, the certificate(s) issued will be registered in the name of the optionee and his or her spouse, jointly, with right of survivorship.

         9. AMENDMENTS TO OPTIONS AND TO THE DIRECTORS PLAN; DISCONTINUANCE OF THE DIRECTORS PLAN. The Board of Directors may suspend, terminate or amend the Directors Plan, and the Committee may amend any outstanding option, from time to time in any respect whatsoever, PROVIDED THAT, no such amendment, suspension or termination may materially impair the rights of the holder of any outstanding option without such holder's consent, and FURTHER PROVIDED THAT, the approval by the affirmative votes of holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of stockholders of the Company is required for any amendment which would (i) change the class of persons eligible to receive options under the Directors Plan, or
(ii) increase the benefits of the number of shares with respect to which options may be granted under the Directors Plan (except as permitted under the Directors Plan with respect to capital adjustments).

         10. SUMMARY OF TAX ASPECTS OF THE DIRECTORS PLAN. Based on the advice of counsel, the Company believes that, under present Federal tax law and regulations, the Federal income tax consequences to the Company and optionees receiving options under the Directors Plan would be as follows:

         The grant of a Non-Qualified Stock Option under the Directors Plan will not result in the realization of income for Federal tax purposes for an option holder, nor will the grant entitle the Company to a tax deduction. An option holder who exercises a Non-Qualified Stock Option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date compensation is recognized, and capital gain or loss will be recognized in the year of a subsequent sale.

         Various additional tax consequences may apply to the granting, acceleration and exercise of options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary. The foregoing does not purport to be a complete description of the effect of Federal income taxation upon holders of options or upon the Company, is not intended to constitute tax advice, and does not cover possible state, local or foreign tax consequences.

         As of July 2, 1999, 100,000 shares of Common Stock were subject to outstanding options under the Directors Plan, no shares had been issued upon the exercise of options and 200,000 Additional Directors Shares were available for the future grant of options. The availability of these 200,000 Additional Directors Shares for future grants is subject to and conditioned upon stockholder approval of the foregoing amendment to the Directors Plan. Through July 2, 1999, options to purchase 20,000 shares have been granted under the Directors Plan to each of Dr. Luzzi and Mr. Yablon at an exercise price of $13 per share, options to purchase 20,000 shares have been granted to Mr. Cirillo at an exercise price of $4.35 per share and options to purchase 20,000 shares have been granted to each of Mr. Kooper and Dr. DiFazio at an exercise price of $4.6875 per share.

         On July __, 1999, the closing price of the Company's Common Stock on The Nasdaq National Market tier of The Nasdaq Stock Market was $____ per share.


VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         Approval of the amendment to the Directors Plan will require the affirmative vote of the majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote. As a result, abstentions, broker non-votes and Specified Non-Votes will have the same effect as a vote against the Proposal. As of July 2, 1999, the Company's directors and executive officers as a group beneficially owned approximately 14% of the outstanding Common Stock entitled to vote at the Meeting. The Company expects that its directors and executive officers will vote their respective shares of Common Stock in favor of this Proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN.

                                  OTHER MATTERS

         The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in this Proxy Statement and the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such other matters, to the extent permitted by applicable rules of the Commission, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION


EXECUTIVE OFFICERS

         The following table sets forth, as of July 2, 1999, certain information with respect to each executive officer of the Company who is not also a director of the Company. See Proposal 1 above for information regarding those executive officers who are also directors.


--------------------------------------------------------------------------------
     Name                Age                      Position
     ----                ---                      --------

--------------------------------------------------------------------------------
Barry A. Posner          35      Vice President,  Secretary and General Counsel.
                                 Mr.  Posner joined the Company in March 1997 as
                                 General   Counsel  and  was  appointed  as  the
                                 Company's  Secretary at that time. On April 16,
                                 1998,  Mr. Posner was appointed  Vice President
                                 of the  Company.  From  September  1990 through
                                 March 1997, Mr. Posner was associated  with the
                                 Stamford,  Connecticut law firm of Finn Dixon &
                                 Herling LLP, where he practiced  corporate law,
                                 specializing   in  the  areas  of  mergers  and
                                 acquisitions and securities law, and commercial real estate law.

--------------------------------------------------------------------------------
Edward J. Sitar          39      Chief  Financial  Officer  and  Treasurer.  Mr.
                                 Sitar joined the Company in August 1998 as Vice
                                 President of Finance.  On March 22,  1999,  Mr.
                                 Sitar was appointed Chief Financial Officer and
                                 Treasurer,  relinquishing  the position of Vice
                                 President  of Finance.  From May 1996 to August
                                 1998,  Mr.  Sitar  was the  Vice  President  of
                                 Finance for Vital Signs, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April
                                 1996, Mr. Sitar was the Controller of Zenith.

--------------------------------------------------------------------------------

         Executive officers are appointed by, and serve at the pleasure of, the Board of Directors, subject to the terms of their respective employment agreements with the Company, which among other things, provide for each of them to serve in the executive position(s) listed above. See "-Employment Agreements" below.


COMMON STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Except as otherwise set forth below, the following table sets forth, to the Company's knowledge, as of June 18, 1999, the beneficial ownership of the Company's Common Stock by: (i) each person or entity known to the Company to own beneficially five percent or more of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the Named Executive Officers; and (iv) all current directors and executive officers of the Company as a group. Such information is based upon filings by such persons with the Commission and information provided to the Company by such persons.

--------------------------------------------------------------------------------------------------------
                                                           NUMBER OF SHARES
NAME AND/OR ADDRESS OF BENEFICIAL OWNER                 BENEFICIALLY OWNED (1)(2) PERCENT OF CLASS(1)(2)
---------------------------------------                 ------------------------- ----------------------

--------------------------------------------------------------------------------------------------------
Richard H. Friedman....................................         1,800,000(3)            9.6%

    100 Clearbrook Road
    Elmsford, NY 10523
--------------------------------------------------------------------------------------------------------
Scott R. Yablon........................................           765,334(4)            3.9%

    100 Clearbrook Road
    Elmsford, NY 10523
--------------------------------------------------------------------------------------------------------
Barry A. Posner........................................            61,600(5)             *

    100 Clearbrook Road
    Elmsford, NY 10523
--------------------------------------------------------------------------------------------------------
E. Paul Larrat.........................................            55,000(6)             *

    167 Tillinghast Road
    E. Greenwich, RI 02818
--------------------------------------------------------------------------------------------------------
Eric Pallokat..........................................               ---               ---

    4 Birch Road
    Mahwah, NJ 07430
--------------------------------------------------------------------------------------------------------
E. David Corvese.......................................         2,062,106              11.0%

    25 North Road
    Peace Dale, RI 02883
--------------------------------------------------------------------------------------------------------
John H. Klein..........................................         1,179,500               6.3%

    7 Loman Court
    Cresskill, NJ 07626
--------------------------------------------------------------------------------------------------------
Michael R. Erlenbach...................................         1,983,199(7)           10.6%

    6438 Huntington
    Solon, OH 44139
--------------------------------------------------------------------------------------------------------
Louis A. Luzzi, Ph.D...................................            21,800(8)            *

    University of Rhode Island
    College of Pharmacy
    Forgerty Hall
    Kingston, RI 02881
--------------------------------------------------------------------------------------------------------
Richard A. Cirillo.....................................             6,667(9)            *

    c/o King & Spalding
    1185 Avenue of the Americas
    New York, NY 10036
--------------------------------------------------------------------------------------------------------
Louis DiFazio, Ph.D....................................             9,167(10)           *

    Route 206
    Princeton, NJ 08543
--------------------------------------------------------------------------------------------------------
Michael Kooper.........................................             6,667(9)            *

    770 Lexington Avenue
    New York, NY 10021
--------------------------------------------------------------------------------------------------------
All current directors and executive officers

    as a group (eight persons).........................         2,665,585(1)(2)(11)    13.6%
--------------------------------------------------------------------------------------------------------

--------

   * Less than 1%.

(1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

(2) Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after June 18, 1999 upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual. Percentage ownership has been computed based on 18,803,189 shares of Common Stock outstanding as of June 18, 1999.

(3) Includes 300,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 2, 2006 with respect to which Mr. Friedman possesses voting rights. See "Executive Compensation - Long Term Incentive Plan - Awards in Last Fiscal Year" below for a description of terms and conditions relating to these performance (restricted) shares. Excludes 800,000 shares subject to the unvested portion of options held by Mr. Friedman.

(4) Represents 763,334 shares issuable upon exercise of the vested portion of options. Excludes 256,666 shares subject to the unvested portion of options held by Mr. Yablon.

(5) Includes 60,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 2, 2006 with respect to which Mr. Posner possesses voting rights. See "Executive Compensation -Long Term Incentive Plan - Awards in Last Fiscal Year" below for a description of terms and conditions relating to these performance (restricted) shares. Excludes 200,000 shares subject to the unvested portion of options held by Mr. Posner.

(6) Represents 55,500 shares issuable upon exercise of the vested portion of options. Mr. Larrat's unvested options terminated upon his resignation from the Company in March 1999.

(7) The Michael R. Erlenbach Flint Trust holds 1,658,230 shares of Common Stock. Mr. Erlenbach and John M. Slivka, as trustee, share voting and dispositive power with respect to these shares. In addition, Mr. Erlenbach beneficially owns an additional 324,969 shares of Common Stock.

(8) Represents 20,000 shares issuable upon the exercise of the vested portion of options held by Dr. Luzzi. Dr. Luzzi and his wife share voting and investment power over an additional 1,800 shares.

(9) Represents of 6,667 shares issuable upon exercise of the vested portion of options. Excludes 13,333 shares subject to the unvested portion of options.

(10) Represents 6,667 shares issuable upon the exercise of vested portion of options and 2,500 shares owned directly by Dr. DiFazio. Excludes 13,333 shares subject to the unvested portions of options.

(11) Includes 798,335 shares issuable upon exercise of the vested portion of options. See footnotes 2 through 10 above.

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual, long-term and other compensation of the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries during each of the years ended December 31, 1998, 1997 and 1996, respectively:

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION
                                           -------------------
                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                OTHER        SECURITIES
                                                                                ANNUAL       UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY (1)        BONUS        COMPENSATION(2)  OPTIONS     COMPENSATION
---------------------------         ----      ----------        -----        ---------------  -------     ------------
----------------------------------------------------------------------------------------------------------------------
Richard H. Friedman ...........     1998      $333,462         $212,500         $33,134       800,000      $  5,217(4)
Chief Executive Officer             1997      $275,000                          $12,000            --      $  4,710(4)
                                    1996      $187,977                          $ 7,000       500,000(3)   $  3,657(4)
----------------------------------------------------------------------------------------------------------------------
John H. Klein Former Chief ....     1998      $125,000               --         $ 5,000            --      $205,217(5)
Executive Officer                   1997      $325,000               --         $12,000            --      $  4,710(4)
                                    1996      $220,192               --         $ 7,000       560,000(3)         --
----------------------------------------------------------------------------------------------------------------------
Scott R. Yablon ...............     1998      $207,500(6)      $162,500         $ 6,678     1,000,000(7)   $  4,605(4)
President and                       1997            --               --              --                          --
Chief Operating Officer             1996            --               --              --                          --
----------------------------------------------------------------------------------------------------------------------
Barry A. Posner ...............     1998      $191,346(8)      $100,000         $10,828        50,000(9)   $  5,890(4)
Vice President, General             1997      $127,366               --         $ 4,166       150,000(7)   $  4,710(4)
Counsel and Secretary               1996            --               --              --            --            --
----------------------------------------------------------------------------------------------------------------------
E. Paul Larrat(10) ............     1998      $191,346         $ 10,000         $ 7,400        60,000(9)   $  5,890(4)
Executive Vice President            1997      $155,000               --         $ 3,600            --      $  4,113(4)
Pro-Mark Holdings, Inc.             1996      $135,556               --         $ 3,600        37,500(11)  $  7,549(4)
----------------------------------------------------------------------------------------------------------------------
Eric Pallokat(12) .............     1998      $138,904         $ 82,500         $ 6,000        25,000(7)         --
Vice President of Sales                                                                        25,000(9)
                                    1997      $115,000               --         $ 6,000            --            --
                                    1996      $ 53,077               --         $ 2,887        25,000(7)         --
----------------------------------------------------------------------------------------------------------------------

---------------------------------------

(1) The annualized base salaries of the Named Executive Officers for 1998 were as follows: Mr. Friedman ($325,000; $425,000 effective December
         1998),  Mr.  Klein  ($325,000),   Mr.  Yablon  ($325,000),  Mr.  Posner
         ($200,000), Mr. Larrat ($175,000) and Mr. Pallokat ($130,000).

(2) Represents automobile allowances, and for Messrs. Friedman, Yablon and Posner in 1998, reimbursement for club membership and related fees and expenses of $21,135, $ 3,678 and $3,428, respectively.

(3)      Represents  options to purchase  shares of the  Company's  Common Stock
         from  E.  David  Corvese.   See  "Common  Stock  Ownership  by  Certain
         Beneficial Owners and Management" above.

(4) Represents life insurance premiums paid by the Named Executive Officer and reimbursed by the Company.

(5) Represents reimbursement of life insurance premiums in the amount of $5,217 and payment of severance of $200,000. Mr. Klein resigned as Chairman and Chief Executive Officer of the Company effective May 15, 1998. Pursuant to a separation agreement, the Company agreed to pay Mr. Klein severance equal to his annual salary through May 1999.

(6) Mr. Yablon joined the Company as President and Chief Operating Officer in May 1998.

(7) Represents options to purchase shares of the Company Common Stock from the Company at market price on the date of grant.

(8) The annualized base salary for Mr. Posner was increased from $175,000 to $200,000 effective in April 1998.

(9) Represents options with respect to which the exercise price was repriced to $6.50 per share on July 6, 1998. See "Option Grants in Last Fiscal Year" and "10-Year Option Repricing" tables below.

(10) $55,000 of Mr. Larrat's base salary is paid to him indirectly by the Company to the University of Rhode Island College of Pharmacy through a time sharing arrangement. In turn, the University pays such amounts to Mr. Larrat. The balance of his salary is paid directly to him by the Company. Mr. Larrat resigned all of his positions with the Company and its subsidiaries effective March 1999.

(11) Represents options to purchase 77,500 shares of Common Stock at $0.0067 per share and 60,000 shares at $6.50 per share.

(12) Mr. Pallokat resigned all of his positions with the Company and its subsidiaries effective February 1999.

         The following table sets forth information concerning stock option grants made during fiscal 1998 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. In accordance with the rules and regulations of the Commission, the hypothetical gains or "option spreads" for each option grant are shown assuming compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict the future stock prices, which will depend upon market conditions and the Company's future performance, among other things.

                        OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------
                               INDIVIDUAL GRANTS (1)                                  POTENTIAL REALIZABLE VALUE
                                                                                                  AT
                               NUMBER OF        % OF TOTAL                                   ASSUMED ANNUAL
                               SECURITIES        OPTIONS                                     RATES OF STOCK
                               UNDERLYING       GRANTED TO   EXERCISE                     PRICE APPRECIATION FOR
                                OPTIONS          EMPLOYEES    PRICE      EXPIRATION            OPTION TERM
NAME                            GRANTED          IN 1998     ($/SHARE)      DATE               5%      10%
----                            -------          -------     ---------      ----          ----------------------
-------------------------------------------------------------------------------------------------------------------
Richard H. Friedman             800,000           27.7%       $ 4.50       12/2/08    $  2,264,021      $ 3,387,473
John H. Klein                        --             --            --            --              --               --
Scott R. Yablon               1,000,000 (1)       34.7%       $ 4.50       4/17/08    $  2,830,026      $ 4,234,341
Barry A. Posner                  50,000 (2)        1.7%       $ 4.6875     5/27/08    $    147,397      $   236,033
                                 50,000 (3)        1.7%       $ 6.50        7/6/08    $    204,391      $   471,091
                                100,000            3.5%       $ 4.50       12/2/08    $    283,003      $   423,434
E. Paul Larrat                   60,000 (3)        2.0%       $ 6.50        7/6/08    $    245,269      $   565,310
Eric Pallokat                    25,000 (4)        0.8%       $ 4.6875     5/27/08    $     73,699      $   118,017
                                 25,000 (3)        0.8%       $ 6.50        7/6/08    $    102,195      $   235,546
-------------------------------------------------------------------------------------------------------------------

---------------------------

(1) Options representing 500,000 shares were immediately vested and exercisable. Of the remaining 500,000 shares, 250,000 shares became exercisable on April 17, 1999 and 250,000 shares become exercisable on April 17, 2000.

(2) Such options become exercisable in three equal installments on May 27, 1999, 2000 and 2001.

(3) Represents options with respect to which the exercise price was repriced to $6.50 per share on July 6, 1998. See "10-year Option Repricing" table below.

(4)      All such options  expired upon Mr.  Pallokat's  resignation in February
         1999.

         The following table sets forth for each Named Executive Officer the number of shares covered by both exercisable and unexercisable stock options held as of December 31, 1998. Also reported are the values for "in-the-money" options, which represent the difference between the respective exercise prices of such stock options and $3.375, the per share closing price of the Common Stock on December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                  SHARES
                                ACQUIRED ON       VALUE        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  EXERCISE       REALIZED     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                    (#)            ($)       OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(1)
                                -----------     ----------  -----------------------------   ---------------------------
-----------------------------------------------------------------------------------------------------------------------
NAME                                                        EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                        -----------     -------------   -----------   -------------
-----------------------------------------------------------------------------------------------------------------------
Richard H. Friedman (2).......    1,500,000     $7,350,000           --           800,000            --             --
-----------------------------------------------------------------------------------------------------------------------
John H. Klein (2) ............    1,800,000     $8,820,000           --                --            --             --
-----------------------------------------------------------------------------------------------------------------------
Scott R. Yablon (3)...........           --             --      500,000           500,000            --             --
-----------------------------------------------------------------------------------------------------------------------
Barry A. Posner (3)...........           --             --           --           200,000            --             --
-----------------------------------------------------------------------------------------------------------------------
E. Paul Larrat (3)............           --             --       77,500            60,000(4)    261,043             --
-----------------------------------------------------------------------------------------------------------------------
Eric Pallokat (3).............           --             --           --            50,000(5)         --             --
-----------------------------------------------------------------------------------------------------------------------

------------------------------

(1)      Except as indicated, none of the options were "in-the-money".

(2) Indicated options represented shares of Common Stock purchased from E. David Corvese (see "Common Stock Ownership by Certain Beneficial Owners and Management" above). In January 1998, Messrs. Friedman and Klein exercised these options for a total of 1,500,000 and 1,800,000 shares, respectively.

(3) Indicated options are to purchase shares of Common Stock from the Company.

(4)      All such options expired upon Mr. Larrat's resignation in March 1999.

(5)      All such options  expired upon Mr.  Pallokat's  resignation in February
         1999.

         The following table sets forth for each Named Executive Officer the number of performance units and performance (restricted) shares of Common Stock granted by the Company during the year ended December 31, 1998. In addition, for each award, the table also sets forth the related maturation period and future payments expected to be made under varying circumstances.


                              LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------
                                                 PERFORMANCE
                                                  OR PERIOD
                                 NUMBER OF     UNTIL MATURATION
                              SHARES, UNITS OR    OR PAYMENT           ESTIMATED FUTURE PAYMENTS UNDER
       NAME                       RIGHTS                                  NON-STOCK PRICE-BASED PLANS
-----------------------------------------------------------------------------------------------------------------
                                                                  THRESHOLD         TARGET              MAXIMUM
-----------------------------------------------------------------------------------------------------------------
Richard H. Friedman........      200,000(1)           4/1/02     $ 2,000,000      $ 5,000,000         $ 8,000,000
                                 300,000(2)          12/2/06     $ 1,350,000      $ 1,350,000         $ 1,350,000
-----------------------------------------------------------------------------------------------------------------
John H. Klein..............           --                  --              --               --                  --
-----------------------------------------------------------------------------------------------------------------
Scott R. Yablon............           --                  --              --               --                  --
-----------------------------------------------------------------------------------------------------------------
Barry A. Posner............       10,000(1)           4/1/02     $   100,000      $   250,000         $   400,000
                                  60,000(2)          12/2/06     $   270,000      $   270,000         $   270,000
-----------------------------------------------------------------------------------------------------------------
E. Paul Larrat.............           --                  --              --               --                  --
-----------------------------------------------------------------------------------------------------------------
Eric Pallokat..............           --                  --              --               --                  --
-----------------------------------------------------------------------------------------------------------------

--------------------------------
(1) Represents performance units granted to the indicated individual on December 2, 1998. The performance units vest and become payable upon the achievement by the Company of certain specified levels of after-tax net income in fiscal 2001. Upon vesting, the performance units are payable in two equal installments in April 2002 and 2003 as follows:
         (a) $10 per unit upon the Company's achievement of a threshold level of after-tax net income in fiscal 2001; (b) $25 per unit upon the Company's achievement of a target level of after-tax net income in fiscal 2001; and (c) $40 per unit upon the Company's achievement of a maximum level of after-tax net income in fiscal 2001. Mr. Friedman's award is subject to the approval by stockholders of Proposal 3. Mr. Posner's award is subject to approval by stockholders of Proposal 4.

(2) Represents performance (restricted) shares of Common Stock issued by the Company to the indicated individual on December 2, 1998. The performance shares are subject to restrictions on transfer and encumbrance through December 2, 2006 and are automatically forfeited to the Company upon termination of the grantee's employment with the
         Company prior to December 2, 2006. The restrictions to which the performance shares are subject may lapse prior to December 2, 2006 in the event that the Company achieves certain specified levels of earnings per share in fiscal 2001 or 2002. The indicated individual possesses voting rights with respect to the performance shares, but is not entitled to receive dividend or other distributions, if any, paid with respect to the performance shares until the restrictions lapse. The values shown in the table reflect the value of shares based on the last sale price of the Common Stock on the date of grant ($4.50). The last sale price of the Common Stock on December 31, 1998 was $3.375 per share. Mr. Friedman's award is subject to the approval by stockholders of Proposal 3. Mr. Posner's award is subject to approval by stockholders of Proposal 4.

         The following table sets forth certain information with respect to shares repriced by the Company in favor of any Named Executive Officers during the last ten years:

                                                      10-YEAR OPTION REPRICINGS(1)(2)

                                                                                                                   LENGTH (MONTHS)
                                                       NUMBER OF                                                    OF ORIGINAL
                                                       SECURITIES     MARKET PRICE       EXERCISE PRICE             OPTION TERM
                                                       UNDERLYING         AT                  AT         NEW        REMAINING AT
                                                       REPRICED         TIME OF            TIME OF      EXERCISE       TIME OF
         NAME                                DATE      OPTIONS(#)      REPRICING($)       REPRICING($)  PRICE($)      REPRICING
         ----                                ----      ----------      ------------       ------------  --------      ---------

Barry A. Posner.............                7/6/98      50,000           $4.75               $7.4375    $6.50               105
E. Paul Larrat..............                7/6/98      60,000           $4.75                $13.00    $6.50                95
Eric Pallokat...............                7/6/98      25,000           $4.75                $13.00    $6.50                98

---------------------------------
(1) Other than the July 1998 repricing, the Company has not repriced the exercise price of any options held by any executive officers during the last 10 years.

(2) See "Compensation Committee Report on Executive Compensation" below for a description of the factors that the Compensation Committee considered in connection with its approval of these repricings.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors administers the Company's stock incentive plans and makes recommendations to the Board of Directors regarding executive officer compensation matters, including policies regarding the relationship of corporate performance and other factors to executive compensation. During 1998, the following persons served as members of the Compensation Committee: Messrs. Friedman, Yablon and Cirillo, and Drs. Luzzi and DiFazio. Only Messrs. Friedman and Yablon, each of whom resigned from the Committee during 1998, were officers of the Company during 1998. The Company's Compensation Committee presently consists of Mr. Cirillo and Drs. Luzzi and DiFazio, none of whom is or ever has been an officer of the Company.

         As disclosed above, in 1998, the Company paid $55,000 to the University of Rhode Island College of Pharmacy ("URI College of Pharmacy") in connection with a time sharing arrangement with respect to Mr. Larrat. URI College of Pharmacy paid these funds to Mr. Larrat as salary. In addition, in 1998, the Company paid an additional $10,000 in charitable contributions to URI College of Pharmacy. Dr. Luzzi is the Dean of URI College of Pharmacy.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company believes that a strong link should exist between executive compensation and management's success in maximizing shareholder value. This belief was adhered to in 1998 by developing and formalizing both short-term and long-term incentive compensation programs which provide competitive compensation, strong incentives for the executive to stay with the company and deliver superior financial results, and superior potential rewards if the company achieves aggressive financial goals. The Compensation Committee's role and responsibilities involve the development and administration of executive compensation policies and programs which are consistent with, linked to, and supportive of the basic strategic objective of maximizing shareholder value, while taking into consideration the activities and responsibilities of management.

         Early in 1998, the executive organization of the Company underwent dramatic change with the departures of the former Chairman and of the former CEO, the appointment of Mr. Friedman as the new Chief Executive Officer, the recruitment of a new President, and the necessary restructuring of the business to poise MIM for the future. It became a top priority of the entire Board to pursue two major objectives simultaneously: (1) to secure a long-term agreement with the new Chief Executive Officer, and (2) to develop an aggressive executive and key employee compensation program for the rest of the key team. That program should be one that is consistent with and supportive of the CEO's commitment.

         The Board engaged the professional services of an independent outside consultant to review the existing compensation programs and to assist them in developing the desired program. The consultant compared the executive compensation at MIM Corporation with its peer companies in the pharmacy benefits management industry, as well as other public companies of similar size and corporate development.

         The consultant found and reported to the Board that although some of the Company's executive salaries were within a competitive range, the Company's executive bonus opportunities were below the level that would be considered appropriate for the Company to attract, retain, and motivate the key executive and other employees it would need to achieve future growth in shareholder value. The consultant further reported that the long-term compensation portion of the program should be a more balanced combination of performance units, performance shares and stock options instead of the sole reliance on stock options for long term incentive that the Company had used in the past.

         The Board directed the Compensation Committee, consisting of Mr. Cirillo and Drs. DiFazio and Luzzi (none of whom is an officer or employee of the Company), to work with the consultant to develop an appropriate compensation package for the Chief Executive Officer in order to secure a long term agreement with him and to develop and adopt a Total Compensation Program for other senior management, in each case focused on maximizing shareholder value. At its meeting in December, the Committee, taking into consideration the recommendations of the consultant, adopted the substantive compensation provisions of a new five year employment agreement with Mr. Friedman designed to reassure investors of his commitment and incentive to lead the Company and to achieve dramatically enhanced financial performance on behalf of all stockholders. The Committee, taking into consideration the recommendations of the consultant, also adopted a new Total Compensation Program for other key employees that was generally consistent with the Chief Executive Officer's program. These actions were based on the recommendation of the outside consultant and an internal review of the Chief Executive Officer's recommendations regarding participation and appropriate grants of units, shares and options.

         A proposal requesting stockholder approval of the CEO Employment Agreement and the CEO Option Plan and Agreement is set forth under Proposal 3 above. In addition, the Total Compensation Program will require stockholder approval of certain changes to, and additional authorized shares under, the Company's Employee Plan. See Proposal 4 above.

COMPENSATION PHILOSOPHY AND ELEMENTS

           The Compensation Committee adheres to four principles in discharging its responsibilities, which have been applied through its adoption in December 1998 of the 1998 Total Compensation Program for Key Employees (the "Program"). First, the majority of the annual bonus and long-term compensation for management and key employees should be in large part at risk, with actual compensation levels corresponding to the Company's actual financial performance. Second, over time, incentive compensation of the Company's executives should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation and equity ownership expectations should be used on an increasing basis to provide management with clear and distinct links to shareholder interests. Fourth, the overall compensation programs should be structured to ensure the Company's ability to attract, retain, motivate, and reward those individuals who are best suited to achieving the desired performance results, both long and short-term, while taking into account the duties and responsibilities of the individual.

     The Program provides the Compensation Committee with the discretion to pay cash bonuses and grant (i) performance units payable in cash upon achievement of certain performance criteria established by the Compensation Committee, (ii) performance shares which are subject to restrictions on transfer and encumbrance for a specified period of time, but which restrictions may lapse early upon achievement of certain performance criteria established by the Compensation Committee and (iii) both non-qualified and incentive stock options.

      The Program provides management and employees with the opportunity for significant cash bonuses and long term rewards if the corporate and individual objectives are achieved. Specifically, the key executives, other than the Chief Executive Officer and COO, may receive significant bonuses if the Company's aggressive annual financial performance plan and individual objectives are achieved. The maximum amount payable to any one individual under the cash bonus and performance unit portions of the Program is $1,000,000. The CEO and COO have higher bonus opportunities, but their potential payouts from both bonus and performance units in any one year is no more than $5,000,000. These outside limits are not expected awards but are set pursuant to regulations concerning "performance-based" compensation plans in Code Section 162(m) to enable the Compensation Committee "negative discretion" in determining the actual bonus or performance unit awards.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In considering the appropriate salary, bonus opportunity, and long-term incentive for the new Chief Executive Officer, the Compensation Committee considered his unique role during 1998 and his expected role over the next five years. The Compensation Committee determined that in a very real sense, the Company would have faced extreme difficulty in 1998 were it not for the fact that Mr. Friedman accepted the challenge to replace both the former Vice-Chairman and the former Chairman and CEO and give the investment community and the Company's stockholders reassurance that the Company would overcome the problems it faced in its primary market. The Board further determined that Mr. Friedman's demonstrated commitment through the purchase of a large block of stock, his active and effective involvement in restructuring the business, and his recruitment and leadership of an aggressive team were assets that should be protected. The Committee's bonus award to Mr. Friedman and its negotiation of a new, performance-driven, five year agreement were based on this recognition of his key role in maximizing future shareholder value.

         New employment agreements have also been entered into with the Vice President and General Counsel and with the Chief Financial Officer reflecting their participation in the new Program. The President and Chief Operating Officer was recruited in May 1998; his employment agreement was negotiated at that time and is described in "Employment Agreements" below.

CODE SECTION 162(M)

         The CEO's total compensation package under his new employment agreement is believed to qualify as "performance-based" compensation with the meaning of Code Section 162(m). The Total Compensation Program was adopted by a Compensation Committee composed entirely of non-employee outside directors and the CEO Employment Agreement and the CEO Option Plan and Agreement were approved by the entire Board of Directors. In order to qualify for favorable treatment under Code Section 162(m), the compensation provisions of the CEO Employment Agreement and the CEO Option Plan and Agreement must be approved by the Company's stockholders. See Proposal 3. None of the other executives covered by the Total Compensation Program will receive cash compensation in excess of $1,000,000 in any one year under the cash bonus or performance unit portions of the Program. The performance shares and stock options for all persons other than Mr. Friedman were granted from shares authorized under the Employee Plan, but the form of the awards require certain amendments to the Employee Plan and authorization of additional shares under the Employee Plan, subject to stockholder approval. See Proposal 4.

REPORT ON REPRICING OF OPTIONS

         Effective July 6, 1998, each then current employee of the Company, including the Named Executive Officers, holding options under the Employee Plan was offered the opportunity to reprice the exercise price of not less than all options granted at a particular exercise price to an exercise price of $6.50 per share. The average of the high and low sales price of the Common Stock on July 2, 1998 was $4.75. In consideration of receiving repriced options, each employee agreed that all such repriced options, including those already vested, would become unvested and exercisable in three equal installments on the first three anniversaries of the date of repricing. In connection with the repricing, approximately 473,000 shares were repriced to $6.50 per share.

         The Compensation Committee and the Board of Directors approved the repricing in July 1998 in an effort to incentivize adequately and fairly the
Company's  employees  to perform  their  duties to the  fullest  extent of their respective abilities and to promote better morale in the workplace. The Compensation Committee and the Board of Directors concluded in July 1998 that the options granted to employees at or around the time of the Company's initial public offering in August 1996 (with exercise prices of or about $13.00) represented an excessive premium over then recent ranges of the market price of the Common Stock so as to prevent the proper incentivizing of the Company's employees. The Compensation Committee and the Board of Directors determined that the Common Stock was undervalued due to many factors, including the significant holdings of prior officers and directors of the Company and that these factors and the consequent undervaluation of the Common Stock were not likely to be alleviated in the short term. In addition, the repricing program was adopted partly in response to departures from the Company of certain management and key non-management personnel in an effort to prevent the loss of additional valued employees. Furthermore, in connection with the formation of the Company prior to the Company's initial public offering, certain employees had been granted options to purchase Common Stock at $0.0067 in exchange and conversion of their options in a subsidiary of the Company. As a result, as a matter of fairness and equality to many other employees who had received $13.00 options at the time of the initial public offering, the Compensation Committee and the Board of Directors authorized the repricing.

                                    MIM CORPORATION COMPENSATION COMMITTEE


                                    Richard A. Cirillo
                                    Louis DiFazio, Ph.D.
                                    Louis A. Luzzi, Ph.D.

EMPLOYMENT AGREEMENTS

         In December 1998, Mr. Friedman entered into the CEO Employment Agreement with the Company which provides for his employment as the Chairman and Chief Executive Officer for a term of employment through November 30, 2003 (unless earlier terminated) at an initial base annual salary of $425,000. Under the CEO Employment Agreement, Mr. Friedman is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the CEO Employment Agreement, Mr. Friedman was granted options to purchase 800,000 shares of Common Stock. The options vest in three equal installments on the first three anniversaries of the date of grant. In addition, Mr. Friedman was granted 200,000 performance units and 300,000 performance shares. See Proposal 3 and "Long Term Incentive Plan - Awards in Last Fiscal Year" above for a description of the terms and conditions applicable to the options, performance units and performance shares. Finally, Mr. Friedman is entitled to certain payments and accelerated vesting of his options, performance shares and performance units upon termination of his employment or upon a change in control. These grants to Mr. Friedman of options, performance units and performance shares and his entitlement to such payments and accelerated vesting upon termination or change in control are subject to stockholder approval. Such provisions are described in detail under Proposal 3 above.

         During the term of his employment and for one year following the later of his termination or his receipt of severance payments, Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any pharmacy benefit management business or other business which is at any time a material part of the Company's overall business. Similarly, for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company's relationship with any present or former employee or customer of the Company.

         In April 1998, Mr. Yablon entered into an employment agreement with the Company which provides for his employment as the Company's President and Chief Operating Officer for term of employment through April 30, 2001 (unless earlier terminated) at an initial base annual salary of $325,000. Under the agreement, Mr. Yablon is entitled to receive certain fringe benefits, including automobile and life insurance allowances, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Yablon was granted options to purchase 1,000,000 shares of Common Stock at an exercise price of $4.50 (the market price on the date of grant). Options with respect to 500,000 shares vested immediately and the remaining options vest in two equal installments on the first two anniversary dates of the date of grant. If Mr. Yablon's employment is terminated early due to disability, or by the Company without cause, or by Mr. Yablon with cause, the Company is obligated to continue to pay his salary and fringe benefits for one year following such termination. During the term of employment and for one year after the later of the termination of employment or severance payments, Mr. Yablon is subject to substantially the same restrictions on competition as described above with respect to Mr. Friedman.

         In March 1999, Mr. Posner entered into an employment agreement with the Company which provides for his employment as Vice President and General Counsel for a term of employment through February 28, 2004 (unless earlier terminated) at an initial base annual salary of $230,000. Under the agreement, Mr. Posner is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Posner was granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.50 per share (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. See Proposal 4 and "Long Term Incentive Plan
- Awards in Last Fiscal Year" above for a description of certain grants of performance units and performance shares to Mr. Posner in December 1998 and a summary of the terms and conditions applicable to the performance units and performance shares. Under the agreement, upon termination or a change in control, Mr. Posner is entitled to substantially the same entitlements as described in Proposal 3 with respect to Mr. Friedman. In addition, Mr. Posner is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

         In March 1999, Mr. Sitar entered into an employment agreement with the Company which provides for his employment as Chief Financial Officer for a term of employment through February 28, 2004 (unless earlier terminated) at an initial base annual salary of $180,000. Under the agreement, Mr. Sitar is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Sitar was granted options to purchase 50,000 shares of Common Stock at an exercise price of $4.50 per share (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. See Proposal 4 and "Long Term Incentive Plan
- Awards in Last Fiscal Year" above for a description of certain grants of performance units and performance shares to Mr. Sitar in December 1998 and a summary of the terms and conditions applicable to the performance units and performance shares. Under the agreement, upon termination or a change in control, Mr. Sitar is entitled to substantially the same entitlements as described in Proposal 3 with respect to Mr. Friedman. In addition, Mr. Sitar is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The Company's Common Stock first commenced trading on the Nasdaq on August 15, 1996 in connection with the Company's initial public offering. The graph set forth below compares, for the period of August 15, 1996 through December 31, 1998, the total cumulative return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the NASDAQ Health Services Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MIM CORPORATION,
                               THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                                   THE NASDAQ HEALTH SERVICES INDEX

------------------------------------------------------------------------------------------------------
                                                  NASDAQ Stock            NASDAQ Health
            Date          MIM Corporation         Market (U.S.)              Services
------------------------------------------------------------------------------------------------------
          08/15/96            100                     100                     100
------------------------------------------------------------------------------------------------------
           9/30/96            112                     108                     104
------------------------------------------------------------------------------------------------------
          12/31/96             38                     113                      92
------------------------------------------------------------------------------------------------------
           3/31/97             49                     107                      86
------------------------------------------------------------------------------------------------------
           6/30/97            111                     127                      96
------------------------------------------------------------------------------------------------------
           9/30/97             75                     148                     105
------------------------------------------------------------------------------------------------------
          12/31/97             37                     139                      94
------------------------------------------------------------------------------------------------------
           3/31/98             31                     163                     103
------------------------------------------------------------------------------------------------------
           6/30/98             37                     167                      94
------------------------------------------------------------------------------------------------------
           9/30/98             24                     151                      71
------------------------------------------------------------------------------------------------------
          12/31/98             26                     196                      81
------------------------------------------------------------------------------------------------------

-------------------------------

         The above graph assumes an investment of $100 in MIM's Common Stock on August 15, 1996 and in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index on July 31, 1996, and that all dividends were reinvested. The performances shown in the above table are not necessarily indicative of future performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         At December 31, 1997, Alchemie Properties, LLC, a Rhode Island limited liability company of which Mr. E. David Corvese, a director of the Company until August 1998 and a 10% beneficial owner, is the manager and principal owner ("Alchemie"), was indebted to the Company in the amount of $280,629 respecting a loan received from the Company in 1994 in the original principal amount of $299,000. The loan bears interest at 10% per annum, with interest payable monthly and principal payable in full on or before December 1, 2004, and is secured by a lien on Alchemie's rental income.

         During 1998, the Company paid $55,500 in rent to Alchemie pursuant to a ten-year lease entered into in December 1994 for approximately 7,200 square feet of office space in Peace Dale, Rhode Island.

         At December 31, 1998, MIM Holdings, an entity controlled by Mr. Corvese, was indebted to the Company in the amount of $456,000 respecting loans received from the Company during 1995 in the aggregate principal amount of $1,078,000. The Company holds a $456,000 promissory note from MIM Holdings due March 31, 2001 that bears interest at 10% per annum. Interest generally is payable quarterly, although in December 1996 the note was amended to extend the due date to September 30, 1997 for all interest accruing from January 1, 1996 to said date. This note is guaranteed by Mr. Corvese and further secured by the assignment to MIM of a $100,000 promissory note that was originally given by an officer to MIM Holdings. The remaining $622,000 of indebtedness will not be repaid and was recorded as a stockholder distribution during the first half of 1996.

         Effective May 15, 1998, Mr. Klein terminated his employment and resigned all of his positions with the Company and Mr. Friedman was appointed Chairman and Chief Executive Officer. Pursuant to a Separation Agreement dated May 15, 1998, the Company agreed to pay Mr. Klein an aggregate of $325,000 in 12 equal monthly installments and to continue to provide Mr. Klein and his dependents with medical and dental insurance coverage for those 12 months. Under the Separation Agreement, Mr. Klein is restricted from competing with the Company or soliciting its employees or customers for one year from the last day he received severance payments from the Company. During 1998, the Company paid Mr. Klein a total of $200,000 in severance.

         Effective March 31, 1998, Mr. Corvese terminated his employment and resigned all of his positions with the Company and agreed not to stand for election to the Board at the 1998 Annual Meeting of Stockholders. Pursuant to a Separation Agreement dated March 31, 1998, the Company agreed to pay Mr. Corvese an aggregate of $325,000 in 12 equal monthly installments and to continue to provide Mr. Corvese and his dependents with medical and dental insurance coverage for those 12 months. Under the Separation Agreement, Mr. Corvese is restricted from competing with the Company or soliciting its employees or customers for one year from the last day he received severance payments from the Company. During 1998, the Company paid Mr. Corvese a total of $234,750 in severance.

         In connection with the acquisition of Continental Managed Pharmacy Services, Inc. ("Continental") in August 1998, the three largest shareholders of Continental ("Continental Shareholders"), including Mr. Erlenbach, a 10% beneficial owner, entered into an indemnification agreement with the Company whereby the Continental Shareholders, severally and not jointly, agreed to indemnify and hold the Company harmless from and against certain claims threatened against Continental. Under the agreement, the Continental Shareholders are responsible for all amounts payable in connection with the threatened claims over and above $100,000. The indemnification obligations of the Continental Shareholders terminate on December 31, 1999, except with respect to indemnifiable claims of which they are notified by the Company prior to that time. In addition, the Continental Shareholders entered into a pledge agreement with the Company, whereby they granted the Company security interests in an aggregate of 487,453 shares (in proportion to their respective ownership percentages) of Common Stock received by them in connection with the Continental acquisition in order to secure their respective obligations under the indemnification agreement.

         On February 9, 1999, the Company entered into an agreement with Mr. Corvese to purchase, in a private transaction not reported on Nasdaq, 100,000 shares of Common Stock from Mr. Corvese at $3.375 per share. The last sale price per share of the Common Stock on February 9, 1999 was $3.50.

         Under Section 145 of the Delaware General Corporation Law and the Company's By-Laws, under certain circumstances the Company may be obligated to indemnify Mr. Corvese and another former officer of the Company in connection with their involvement in the Federal and State of Tennessee investigation focused mainly on the conduct of these two individuals prior to the Company's initial public offering. In addition, until the Board can make a determination as to whether or not either or both are so entitled to indemnification, the Company is obligated under Section 145 and its By-Laws to advance the costs of defense to such persons; however, if the Board determines that either or both of these former officers are not entitled to indemnification, such individuals would be obligated to reimburse the Company for all amounts so advanced. The Company is not presently in a position to assess the likelihood that either or both of these former officers will be entitled to such indemnification and advancement of defense costs or to estimate the total amount that it may have to pay in connection with such obligations or the time period over which such amounts may have to be advanced. No assurance can be given, however, that the Company's obligations to either or both of these former officers would not have a material adverse effect on the Company's results of operations or financial condition. In April 1999, the Company loaned to Richard H. Friedman, the Chairman and Chief Executive Officer of the Company, $1.7 million, evidenced by a promissory note and a pledge of 1.5 million shares of Common Stock to secure his obligations under the promissory note. The note requires repayment of principal and interest by March 31, 2004. Interest is accrued monthly at the Prime Rate (as defined in the note) then in effect. The loan was approved by the Company's Board of Directors in order to provide funds for the Chief Executive Officer to pay the tax liability associated with the exercise of stock options representing 1.5 million shares of Common Stock in January 1998.

         For information concerning certain additional relationships and related transactions concerning the Company, see "Compensation Committee Interlocks and Insider Participation" above.

         SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section  16(a) of the Exchange Act requires  directors  and officers of the Company and persons, or "groups" of persons, who own more than 10% of a registered class of the Company's equity securities (collectively, "Covered Persons") to file with the Commission and Nasdaq within specified time periods, initial reports of beneficial ownership, and subsequent reports of changes in ownership, of certain equity securities of the Company. Based solely on its review of copies of such reports furnished to it and upon written representations of Covered Persons that no other reports were required, other than as described below, the Company believes that all such filing requirements applicable to Covered Persons with respect to all reporting periods through the end of fiscal 1998 have been complied with on a timely basis. Mr. Posner failed to file timely one Statement of Changes of Beneficial Ownership on Form 4 reporting one transaction. Mr. Larry Edelson-Kayne, a former officer, failed to file timely an Initial Statement of Beneficial Ownership on Form 3. Mr. Michael Erlenbach, a 10% beneficial owner, failed to file timely one Statement of Changes of Beneficial Ownership on Form 4 reporting four transactions. Mr. E. David Corvese, a director of the Company until August 1998 and a 10% beneficial owner, failed to file timely four Statements of Changes of Beneficial Ownership on Form 4 reporting 107 transactions.

         INDEPENDENT AUDITORS

         Arthur  Andersen  LLP  served  as  the  Company's   independent  public
accountants for fiscal 1998 and have been appointed by the Audit Committee and the Board of Directors to serve again in such capacity for fiscal 1999.

         A representative of Arthur Andersen LLP is expected to be present at the Meeting and available to respond to appropriate questions. The representative also will have the opportunity to make a statement if he or she so desires.

         SOLICITATION OF PROXIES

         The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, by mail, telephone or otherwise, but no such person will be specifically compensated for such services; provided that if the Company engages a solicitor to assist in the solicitation of proxies, the expense of such solicitation (not to exceed $10,000) would be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

         STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy material for the 2000 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable Commission rules and regulations, must be directed to the Secretary of the Company at its principal executive offices set forth on the cover page of this Proxy Statement, and must be received by the Company not later than April 7, 2000. In addition, if a stockholder fails to provide the Company notice of any stockholder proposal on or before the 60th day prior to the date of the 2000 Annual Meeting of Stockholders, then the persons appointed as proxies by the Company will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the Annual Meeting of Stockholders without any discussion of the matter in the proxy statement relating to the 2000 Annual Meeting.

      MISCELLANEOUS

         A copy of the Company's 1998 Annual Report to Stockholders is enclosed but is not to be regarded as proxy solicitation material.

         UPON REQUEST, THE COMPANY WILL FURNISH FREE OF CHARGE TO RECORD AND BENEFICIAL OWNERS OF ITS COMMON STOCK A COPY OF ITS 1998 ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS). COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE CHARGE. COPIES OF SUCH EXHIBITS MAY ALSO BE FOUND ON THE COMMISSION'S WEBSITE AT WWW.SEC.GOV. ALL REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE ADDRESS AND TELEPHONE NUMBER OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES SET FORTH ON THE COVER PAGE OF THIS PROXY STATEMENT.

                               By order of the Board of Directors,


                           /s/ BARRY A. POSNER
                           -------------------------------------------------
Elmsford, New York             Barry A. Posner
July __, 1999                  Vice President, Secretary and General Counsel

                                   Appendix I

       TEXT OF NEW ARTICLE NINTH TO RESTATED CERTIFICATE OF INCORPORATION

         NINTH: BOARD OF DIRECTORS.

         Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. The Board of Directors shall consist of not less than 11 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of Directors then in office.

         Section 3. Effective as of the 1999 annual meeting of stockholders, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of Directors constituting the Board of Directors. The term of office for Class I Directors will first expire at the 2000 annual meeting of stockholders; the term of office of Class II Directors will first expire at the 2001 annual meeting of stockholders; and the term of office of Class III Directors will first expire at the 2002 annual meeting of stockholders, and in each case until their successors are duly elected and qualified. At each annual meeting of stockholders after the initial classification of Directors, successors to the class of Directors whose terms expire at that annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Any Director elected to fill a vacancy resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for the remaining term of the class in which such vacancy existed. Except as otherwise provided herein, no decrease in the size of the Board of Directors shall have the effect of removing or shortening the term of any incumbent Director. Except as otherwise provided herein, increases in the size of the Board of Directors will be distributed among the classes so as to render the classes as nearly equal in size as practicable. Whenever the holders of Preferred Stock issued pursuant to this Restated Certificate of Incorporation or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of Preferred Stock shall have the right, voting as a separate class, to elect Directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Section 3 unless expressly so provided therein.

         Section 4. Subject to the rights of the holders of Preferred Stock, any vacancy in the Board of Directors caused by death, resignation, removal, retirement, disqualification or any other cause (including an increase in the number of Directors) may be filled solely by resolution adopted by a majority of the Board of Directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining Director; PROVIDED HOWEVER, that any vacancy created by a removal of a Director pursuant to Section 5 of this ARTICLE NINTH may be filled by action of the stockholders taken at the same meeting at which the vacancy was created; such action to be upon the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares entitled to vote in the election of Directors, voting as a single class.

         Section 5. Subject to the rights of holders of Preferred Stock to elect Directors or to remove Directors so elected, a duly elected Director of the Corporation may not be removed from such position other than for cause; any such removal may be effected only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote in the election of Directors, voting as a single class.

         Section 6. Notwithstanding anything contained herein to the contrary, the affirmative vote of stockholders holding 66-2/3% of the outstanding shares of capital stock then entitled to vote on such issue shall be required in order to amend any provision of, or to adopt any provision which is inconsistent with, this Article NINTH.

                                 Appendix II-A

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement") dated as of December 1, 1998, by and between MIM Corporation, a Delaware corporation, with its principal place of business at 100 Clearbrook Road, Elmsford, New York 10523 (hereinafter referred to as the "Company"), and Richard H. Friedman, residing at 2 Palmer Place, Armonk, NY 10504 (hereinafter referred to as the "Executive").

         WHEREAS, the Company wishes to offer employment to the Executive, and the Executive wishes to accept such offer, on the terms and provisions set forth below; Accordingly, the parties hereto agree as follows:

         1. TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment, commencing as of December 1, 1998 and ending November 30, 2003, as Chief Executive Officer and Chairman of the Board of Directors of the Company (the "Board") unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder, including any extensions or renewals thereof, being hereinafter referred to as the "Term").

         2. DUTIES. The Executive, in his capacity as Chief Executive Officer and Chairman of the Board, shall faithfully perform for the Company the duties of said office and position and such other duties of an executive, managerial, or administrative nature as shall be specified and designated from time to time by the Board. The Executive shall devote all of his business time and effort to the performance of his duties hereunder.

         3. COMPENSATION.

                  3.1 SALARY. The Company shall pay the Executive during the Term an initial base salary at the rate of $425,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives, in installments not less frequently than monthly.

                  3.2 BENEFITS - IN GENERAL. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, salary reviews, and similar benefits (other than bonuses and stock options or other equity-based compensation, which are provided for under Section 3.3 and 3.4 hereof, or severance, displacement or other similar benefits) which are of a type available from time to time to other senior executives of the Company generally, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

                  3.3   SPECIFIC BENEFITS.

                              (a)  During  the  Term,  the  Executive  shall  be
entitled to receive a bonus each calendar year, payable in cash in accordance with, and subject to the terms and conditions of the Annual Bonus Compensation Section of the Company's 1998 Senior Executive Bonus Program (the "Bonus Program"), a copy of which is attached hereto as Exhibit A. Such Annual Bonus Compensation shall be determined in accordance with the terms and provisions of the Bonus Program and shall be payable within ten (10) days of the completion of the audited financial results of the Company.

                              (b) Upon execution and delivery of this Agreement,
the Executive shall be granted and shall receive 200,000 "Performance Units" (as defined in the Bonus Program), subject to the terms and conditions of the Bonus Program.

                              (c) Upon execution and delivery of this Agreement,
the Executive shall be granted and shall receive 300,000 "Performance Shares" (as defined in the Bonus Program), subject to the terms and conditions of the Bonus Program.

                  3.4 GRANT OF OPTION. Upon execution and delivery of this Agreement, the Executive shall be granted and shall receive options ("Options") to purchase 800,000 shares of the common stock, par value $0.0001 per share, of the Company ("Common Stock"), at a price per share equal to $4.50 per share, being the closing sales price per share of the Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on December 2, 1998, the date on which the Company's Compensation

Committee granted the Executive these Options and the compensation contemplated hereby. The Options shall, to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), be qualified as incentive stock options ("ISO's"). Options in excess of the number permitted to receive ISO treatment under Section 422 of the Code shall not be qualified as ISO's. Subject to Sections 3.8, 4 and 5 hereof and the applicable stock option award agreement (i) 266,667 of such Options shall vest and become exercisable on each of the first and second anniversaries of the date thereof, and (ii) the remaining 266,666 Options shall vest and become exercisable, on the third anniversary of the date hereof. The Options shall be subject to the terms of a definitive stock option agreement to be provided by the Company.

                  3.5 VACATION. The Executive shall be entitled to vacation of 20 business days per year from and after the date hereof, to be accrued and available in accordance with the policies applicable to senior executives of the Company generally.

                  3.6 AUTOMOBILE. During the Term, the Company will provide the Executive a monthly allowance of $1,500 for the use of an automobile.

                  3.7 EXPENSES. The Company shall pay or reimburse the Executive ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement, including, but not limited to, business related travel and/or entertainment expenses; provided, that the Executive submits proof of such expenses, with the properly completed forms and supporting receipts and other documentation as prescribed from time to time by the Company, in accordance with the policies applicable to senior executives of the Company generally.

                  3.8 SHAREHOLDER APPROVAL. The compensation set forth in Sections 3.3, 3.4, 4, 5.2 and 5.3 hereof shall be subject to the approval of this Agreement by the Company's shareholders at an annual or special meeting of the stockholders of the Company or by written consent in lieu thereof ("Shareholder Approval") on or before December 31, 1999. Notwithstanding anything to the contrary contained in this Agreement or in the Bonus Program, if approval of this Agreement by the Company's shareholders is not obtained by

December 31, 1999, the Executive shall not be entitled to receive any of the benefits set forth in Section 3.3 and 3.4 hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event that Shareholder Approval is not obtained by December 31, 1999, the Company and the Executive shall, for the 90-day period commencing January 1, 2000, negotiate in good faith in order to provide the Executive with an alternative compensation arrangement mutually agreeable to the Company and the Executive. In the event that the Executive and the Company are unable to agree on an alternative compensation arrangement within such 90-day period, the Executive shall have the right to terminate this Agreement on not less than six (6) months prior written notice, in which event the Executive shall be entitled to receive, for a period of two (2) years after the termination of his employment, the Annual Salary that the Executive was receiving at the time of the termination of employment (and reimbursement for expenses incurred prior to the date of termination as set forth in Section 3.7 hereof).

                  3.9 INCORPORATION BY REFERENCE. The terms and provisions of the Bonus Program, as amended from time to time, are hereby incorporated herein by reference as if fully set forth herein; provided, however, that in the event that Shareholder Approval is not obtained on or before December 31, 1999, Sections 3.3 and 3.4 hereof, and the incorporation by reference of the Bonus Program, shall be null and void and of no further force and effect.

         4. TERMINATION UPON DEATH OR DISABILITY.

                  4.1 TERMINATION UPON DEATH. If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive shall terminate in their entirety except as otherwise provide under this Section 4. Upon death, (i) the Executive's estate or beneficiaries shall be entitled to receive any Annual Salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued under Sections 3.1 and 3.2 of this Agreement prior to the date of termination and reimbursement for expenses incurred prior to the date of termination as set forth in Section 3.7 hereof;
(ii) all fully vested and exercisable Options granted under Section 3.4 hereof and held by the Executive may be exercised by his estate for a period of one (1) year from and after the date of the Executive's death; (iii) all

Performance Units granted to the Executive under Section 3.3(b) hereof shall vest at the accrued value (if any) under the Bonus Program measured at the end of the fiscal year immediately following the Executive's death; (iv) that portion of the Performance Shares granted to the Executive under Section 3.3(c) hereof to which the Executive would have been entitled to receive in accordance with the Bonus Program, as measured at the end of the fiscal year immediately following the Executive's death shall vest in favor of the Executive's estate; and (v) the Executive's estate and beneficiaries shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder. Notwithstanding anything to the contrary contained in this Section 4.1, it is expressly understood and agreed that nothing in the foregoing clause (v) shall restrict the ability of the Company to amend or terminate such benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage contemplated by Section 3.2 hereof after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements).

                  4.2 TERMINATION UPON DISABILITY. If the Executive by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive calendar days out of any consecutive twelve-month period, the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within 30 days of the date the Executive receives notice of such termination. Upon termination of employment by virtue of disability, (i) the Executive shall receive Annual Salary and other benefits (including Bonuses awarded but not yet paid) earned and accrued under Section 3.2, of this Agreement prior to the effective date of the termination of employment and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7 hereof; (ii) all fully vested and exercisable Options granted under Section 3.4 hereof and held by the Executive may be exercised by the Executive or his estate or beneficiaries for a period of one (1) year from and after the date of the Executive's disability; (iii) all Performance Units granted to the Executive under Section 3.3 (b) hereof shall vest at the accrued value (if any) under the Bonus Program measured at the end of the fiscal year immediately following the Executive's termination of employment; (iv) that portion of the Performance Shares granted to the Executive under Section 3.3(c) hereof to which the Executive would have been entitled to receive in accordance with the Bonus Program, as measured at the end of the fiscal year immediately following the Executive's termination of employment shall vest in favor of the Executive; and
(v) if the Executive's disabilities shall continue for a period of six (6) months after his termination under this Section 4.2, the Executive shall receive for a period for two (2) years after termination of employment (A) the Annual Salary that the Executive was receiving at the time of such termination of employment, less the gross proceeds paid to the Executive on account of Social Security or other similar benefits and Company provided long-term disability insurance, payable in accordance with Section 3.1 hereof; and (B) such continuing coverage under the benefit plans and programs the Executive would have received under Section 3.2 hereof as would have applied in the absence of such termination; it being expressly understood and agreed that nothing in this clause (v) shall restrict the ability of the Company to amend or terminate such benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage contemplated in Section 3.2 hereof after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

         5. CERTAIN TERMINATIONS OF EMPLOYMENT

                  5.1 TERMINATION FOR "CAUSE"; TERMINATION OF EMPLOYMENT BY THE EXECUTIVE WITHOUT GOOD REASON. (a) For purposes of this Agreement, "Cause" shall mean (i) the Executive's conviction of a felony or a crime of moral turpitude; or (ii) the Executive's commission of unauthorized acts intended to result in the Executive's personal enrichment at the material expense of the Company; or (iii) the Executive's material violation of the Executive's duties or responsibilities to the Company which constitute willful misconduct or dereliction of duty, or the material breach of the covenants contained in
Section 6 hereof; or (iv) the Executive's other material breach of this Agreement which breach shall have continued unremedied for ten (10) days after written notice by the Company to the Executive specifying such breach.

                              (b) The  Company  may  terminate  the  Executive's
employment hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) the Executive shall be entitled to retain only those Performance Shares which shall have vested on or prior to the date of termination under this Section 5.1; (iii) all vested and unvested options shall lapse and terminate immediately and may no longer be exercised; (iv) all Performance Units shall terminate immediately; and
(v) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

                              (c) The Executive  may  terminate  his  employment
upon written notice to the Company which specifies an effective date of termination not less than 30 days from the date of such notice. If the Executive terminates his employment and the termination is not covered by Section 4, 5.2, or 5.3, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) all fully vested and exercisable options granted under Section 3.4 hereof and held by the

Executive may be exercised by the Executive for a period of 30 days from and after the date of the Executive's effective date of termination; (iii) all Performance Units and Performance Shares shall lapse and terminate immediately; and (iv) the Executive shall have no further rights to any compensation or other benefits hereunder on or after the termination of employment, or any other rights hereunder.

                  5.2   TERMINATION WITHOUT CAUSE;  TERMINATION FOR GOOD REASON.
(a) For purposes of this Agreement, "Good Reason" shall mean the existence of any one or more of the following conditions that shall continue for more than 45 days following written notice thereof by the Executive to the Company: (i) the material reduction of the Executive's authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company; or (ii) the Company's material and continuing breach of this Agreement.

                              (b) The  Company  may  terminate  the  Executive's
employment at any time for any reason whatsoever. If the Company terminates the Executive's employment and the termination is not covered by Section 4, 5.1 or
5.3 hereof, , (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) the Executive shall receive (A) for the longer of (x) two (2) years after termination of employment or (y) the period of time remaining under the Term, the Annual Salary that the Executive was receiving at the time of such termination of employment, payable in accordance with Section 3.1 hereof, and (B) for a period of two (2) years after termination of employment, such continuing coverage under the benefit plans and programs the Executive would have received under Section 3.2 hereof as would have applied in the absence of such termination, it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage contemplated by Section 3.2 hereof after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements);
(iii) all outstanding unvested Options granted under Section 3.4 hereof and held by the Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and the Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; (iv) that portion of the Performance Units granted under Section 3.3(b) hereof to which the Executive would have been entitled to receive in accordance with the Bonus Program, as measured on the date of the Executive's termination of employment shall vest and become immediately payable at any time and from time to time from and after the termination date at the then applicable target rate set forth in the Bonus Program; and (v) that portion of the Performance Shares granted under
Section 3.3(c) hereof to which the Executive would have been entitled to receive in accordance with the Bonus Program as at the end of the fiscal year immediately following the termination of the Executive's employment shall vest and become immediately transferable free of any restrictions on transferability of the Performance Shares (other than restrictions on transfer imposed under Federal and state securities laws) by the Executive and all other restrictions imposed thereon shall cease, other than those restrictions, limitations and/or obligations contained in the Bonus Program that expressly survive the termination of the Executive's employment with the Company; and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

                              (c) The Executive  may  terminate the  Executive's
employment with the Company for "Good Reason". If the Executive terminates his employment for Good Reason and such termination is not covered by Section 5.3 hereof, (i) the Executive shall receive Annual Salary and other benefits (including bonuses awarded but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) the Executive shall receive for a period of two (2) years after termination of employment (A) the

Annual Salary that the Executive was receiving at the time of such termination of employment, payable in accordance with Section 3.1 hereof, and (B) such continuing coverage under the benefit plans and programs the Executive would have received under Section 3.2 hereof as would have applied in the absence of such termination, it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such benefits plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage contemplated by Section 3.2 hereof after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all outstanding unvested Options granted under Section 3.4 hereof and held by the Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and the Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; (iv) all Performance Units granted under
Section 3.3(b) hereof and held by the Executive shall vest and become immediately payable at any time and from time to time from and after the termination date at the maximum target rate set forth in the Bonus Program; and
(v) all Performance Shares granted under Section 3.3(c) hereof and held by the Executive shall vest and become immediately transferable free of any restrictions on transferability of the Performance Shares (other than restrictions on transfer imposed under Federal and state securities laws) by the Executive and all other restrictions imposed thereon shall cease, other than those restrictions, limitations and/or obligations contained in the Bonus Program that expressly survive the termination of the Executive's employment with the Company; and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

                  5.3 CERTAIN TERMINATIONS AFTER CHANGE OF CONTROL. (a) For purposes of this Agreement, "Change of Control" means the occurrence of one or more of the following: (i) a "person" or "group" within the means the meaning of sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") other than the Executive, becomes the "beneficial owner" (within the meaning of Rule l3d-3 under the Exchange Act) of securities of the Company (including options, warrants, rights and convertible and exchangeable securities) representing 30% or more of the combined voting power of the Company's then outstanding securities in any one or more transactions unless approved by at least two-thirds of the Board of Directors then serving at that time; provided, however, that purchases by employee benefit plans of the Company and by the Company or its affiliates shall be disregarded; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company; or (iii) a merger or consolidation, or a transaction having a similar effect, where (A) the Company is not the surviving corporation, (B) the majority of the Common Stock of the Company is no longer held by the stockholders of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged), unless such merger, consolidation or similar transaction is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's Common Stock at such time; or (iv) at any annual or special meeting of stockholders of the Company at which a quorum is present (or any adjournments or postponements thereof), or by written consent in lieu thereof, directors (each a "New Director" and collectively the "New Directors") then constituting a majority of the Company's Board of Directors shall be duly elected to serve as New Directors and such New Directors shall have been elected by stockholders of the Company who shall be an (I) "Adverse Person(s)"; (II) "Acquiring Person(s)"; or (III) "40% Person(s)" (as each of the terms set forth in (I), (II), and (III) hereof are defined in that certain Rights Agreement, dated November 24, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

                              (b) If within the one (1) year  period  commencing
upon any Change of Control, the Executive is terminated by the Company or a successor entity and the termination is not covered by Section 4 or 5. 1, or, within such one (1) year period, the Executive elects to terminate his employment after the Company or a successor entity materially reduces the Executive's authority, duties and responsibilities, or assigns the Executive duties materially inconsistent with the Executive's position or positions with the Company or a successor entity immediately prior to such Change of Control,
(I) the Executive shall receive Annual Salary and other benefits (including bonuses awarded or declared but not yet paid) earned and accrued under this Agreement prior to the effective date of the termination of employment (and reimbursement for expenses incurred prior to the effective date of the termination of employment as set forth in Section 3.7); (ii) the Executive shall receive (A) for the longer of (x) three (3) years after termination of employment; or (y) the period of time remaining under the Term, the Annual Salary that the Executive was receiving at the time of such termination of employment, payable in accordance with Section 3.1 hereof, and (B) such continuing coverage under the benefit plans and programs the Executive would have received under Sections 3.2 of this Agreement as would have applied in the absence of such termination; it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole and absolute discretion; provided, however, that the Company shall in no event be required to provide any coverage under Section 3.2 hereof after such time as the Executive becomes entitled to coverage under the benefit plans and programs of another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (ill) all outstanding unvested Options granted under
Section 3.4 hereof and held by the Executive shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and the Executive shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended; (iv) all Performance Units granted under Section 3.3(b) hereof and held by the Executive shall vest and become immediately payable at any time and from time to time from and after the termination date, at the maximum target rate set forth in the Bonus Program; (v) all Performance Shares granted under

Section 3.3 (c) hereof and held by the Executive shall vest and become immediately transferable free of any restrictions on transferability of the Performance Shares (other than restrictions on transfer imposed under Federal and state securities laws) by the Executive and all other restrictions imposed thereon shall cease other than those restrictions, limitations and/or obligations contained in the Bonus Program that expressly survive the termination of the Executive's employment with the Company or any successor entity, as the case may be; and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment or any other rights hereunder.

         6. COVENANTS OF THE EXECUTIVE.

                  6.1 COVENANT AGAINST COMPETITION, OTHER COVENANTS. The Executive acknowledges that (i) the principal business of the Company (which, for purposes of this Section 6 shall include the Company and each of its subsidiaries and affiliates) is the provision of a broad range of services designed to promote the cost-effective delivery of pharmacy benefits, including pharmacy benefit management services, claims processing and/or the purchasing of pharmaceutical products on behalf of pharmacy networks and long term care facilities (including assisted living facilities and nursing homes) (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively refereed to as the "Business');
(ii) the Company is dependent on the efforts of a certain limited number of persons who have developed, or will be responsible for developing the Company's Business, (iii) the Company's Business is national in scope; (iv) the Executive's work for the Company has given and will continue to give him access to confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into do Agreement but for the covenants and agreements set forth in this Section 6. Accordingly, the Executive covenants and agrees that:

                              (a) At any time  during  his  employment  with the
Company and ending one (1) year following (i) termination of the Executive's employment with the Company (irrespective of the reason for such termination) or
(ii) payment of any Annual Salary in accordance with Section 4 or 5 hereof (unless such termination is by the Company without Cause), whichever occurs last, the Executive shall not engage, directly or indirectly (which includes, without limitation owning, managing operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity other thaN the Company), anywhere in the United States in (A) the Business or (B) any material component of the Business; provided, however, that the Executive's ownership as a passive investor of less than two percent (2%) of the issued and outstanding stock of a publicly held corporation shall not be deemed to constitute competition.

                              (b) During and after the period  during  which the
Executive is employed, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company, all confidential matters relating to the Company and/or the Company's Business, learned by the Executive heretofore or hereafter directly or indirectly from the Company (the "Confidential Company Information"), including, without limitation, information with respect to (i) the strategic plans, budgets, forecasts, intended expansion of product, service or geographic markets of the company and it's affiliates,
(ii) sales figures, contracts agreements, and undertakings with or with respect to the Company's customers or prospective customers, (iii) profit or loss figures, and (iv) then existing or then prospective customers, clients, suppliers and sources of supply and customer lists, and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement. Notwithstanding the foregoing, this Section 6.1(b) shall not apply to the extent that the Executive is acting to the extent necessary to comply with legal process; provided that in the event that the Executive is subpoenaed to testify or to produce any information or documents before any court, administrative agency or other tribunal relating to any aspect pertaining to the Company, he shall immediately notify the Company thereof.

                              (c)  During  the  period  commencing  on the  date
hereof and ending two (2) years following the later to occur of dates upon which the Executive SHALL cease to be an (i) employee or (ii) an "affiliate", as defined in Rule 144 promulgated under the Securities Act of 1993, and the rules and regulations promulgated thereunder (as amended, the "1993 Act"), of the Company, the Executive shall not, without the Company's prior written consent, directly or indirectly, solicit or encourage to leave the employment or other service of the Company any employee or independent contractor thereof or hire (on behalf of the Executive or any other person, firm, corporation or entity) any employee or independent contractor who has left the employment or other service of the Company within one (1) year of the termination of such employee's or independent contractor's employment or other service with the Company. During such a one (1) year period, the Executive will not, whether for his own account or for the account of any other person, firm, corporation or other entity, intentionally interfere with the Company's relationship with, or endeavor to entice away from the Company any person who during the Term is or was a customer or client of the Company.

                              (d) All memoranda, notes, lists, records, property
and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the Business of the Company, including all Confidential Company Information, shall be the Company's property and shall be delivered to the Company at any time on request.

                  6.2 RIGHTS AND REMEDIES UPON BREACH . (a) The Executive acknowledges and agrees that any breach by him of any of the provisions of
Section 6.1 hereof (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches or threatens to commit a breach of any of the provisions of Section 6. 1 hereof, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages):

                                    (i)  The  right  and   remedy  to  have  the
Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

                                    (ii) The right and  remedy  to  require  the
Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company and, if applicable, its affected subsidiaries and/or affiliates.

                              (b)  The  Executive  agrees  that  in  any  action
seeking specific performance or other equitable relief, he will not assert or contend that any of the provisions of this Section 6 are unreasonable or otherwise unenforceable. The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

         7. OTHER PROVISIONS.

                  7.1   SEVERABILITV. The Executive acknowledges and agrees that
(i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions thereof.

                  7.2 DURATION AND SCOPE OF COVENANTS. If any court or other decision-maker of competent jurisdiction determines that any of Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  7.3 ENFORCEABILITY; JURISDICTIONS. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that is not resolved by Executive and the Company (or its subsidiaries or affiliates, where applicable), other than those arising under Section 6 thereof, to the extent necessary for the Company (or its subsidiaries or affiliates, where applicable) to avail itself of the rights and remedies provided under
Section 6.2 hereof, shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its subsidiaries or affiliates, where applicable) and Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

                  7.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

         (i) If to the Company, to:

                    MIM Corporation
                    100 Clearbrook Road
                    Elmsford, New York 10523
                    Attention: General Counsel

         with a copy to:

                    Rogers & Wells
                    200 Park Avenue - Suite 5200
                    New York, New York 10166-0153
                    Attention: Richard A. Cirillo

         (ii) If to the Executive, to:
                    Richard H. Friedman
                    2 Palmer Place
                    Armonk, NY 10504

Any such person may by notice given in accordance with this Section 7.4 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

                  7.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  7.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                  7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAW.

                  7.8 ASSIGNMENT. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company (without limiting the Executive's rights under Section 5.3) may assign this Agreement and its rights hereunder.

                  7.9 WITHHOLDING. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

                  7.10 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

                  7.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

                  7.12 SURVIVAL. Anything contained in this Agreement to the contrary not withstanding, the provisions of Sections 5, 6, 7.3 and 7.9, and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 5, 6, 7.3 and 7.9), shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

                  7.13 EXISTING AGREEMENTS. Executive represents to the Company that he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

                  7.14  HEADINGS.   The  headings  in  this  Agreement  are  for
reference only and shall not affect the interpretation of this Agreement.

                  7.15 SUPERCEDES PRIOR AGREEMENTS. Upon execution and delivery of this Agreement, this Agreement shall supercede in its entirety any and all prior agreements with respect to the Executive's employment.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

MIM CORPORATION



By: /s/ BARRY A. POSNER
    ------------------------------------
        Barry A. Posner
        Vice President & General Counsel



/s/ RICHARD H. FRIEDMAN
------------------------------
    Richard H. Friedman

                                 Appendix II-B

                          CHIEF EXECUTIVE OFFICER 1998
                         STOCK OPTION PLAN AND AGREEMENT
                         -------------------------------

         STOCK OPTION PLAN AND AGREEMENT (the "Agreement") made as of the 2nd day of December, 1998 (the "Grant Date"), between MIM Corporation, a Delaware corporation (the "Company"), and Richard H. Friedman (the "Awardee").

         WHEREAS the Company and the Awardee entered into an Employment Agreement dated as of December 2, 1998 ("Employment Agreement") pursuant to
Section 3.4 of which the Company upon the authorization of the Compensation Committee of the Company's Board of Directors (the "Committee"), granted Awardee an Option (as defined below) to purchase 800,000 shares of the common stock, par value $0.0001, of the Company ("Common Stock") subject to the terms of this Agreement; and

         WHEREAS, the Option is intended to be granted pursuant to a plan (as such term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 1.162-27(e)(2)(vi) of the Treasury Regulations promulgated under the Code) separate and apart from any other stock option plan of the Company.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1. GRANT OF OPTION. The Company hereby establishes the Chief Executive Officer 1998 Stock Option Plan (the "Plan") and grants to the Awardee pursuant to the Plan the right and option (the "Option") to purchase all or any part of an aggregate of 800,000 shares of the Common Stock of the Company (the "Shares"), the effectiveness of which grant shall be contingent in all respects upon approval of the grant by the shareholders of the Company on or before December 1, 1999. The Option is in all respects limited and conditioned as hereinafter provided. It is intended that the Option granted hereunder be an incentive stock option ("ISO") as such term is defined in Section 422 of the Code.

         2. DEFINITIONS. For purposes of this Agreement, the terms used herein shall be defined as follows:

                  (a) DATE OF TERMINATION. The Awardee's "Date of Termination" shall be the first day occurring on or after the Reference Date on which the Awardee's Employment by the Company and its Subsidiaries and Affiliates is terminated, regardless of the reason for the termination of Employment; provided that a termination of Employment shall not be deemed to occur by reason of a transfer of the Awardee between any of the Company and its Subsidiaries and Affiliates; and further provided that the Awardee's employment shall not be considered terminated while the Awardee is on a leave of absence from the Company or a Subsidiary or Affiliate approved by the Awardee's employer.

                  (b)    DISABILITY.   The  term  "Disability"  shall  have  the
meaning provided in Section 22(e)(3) of the Code.

                  (c) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The term "Termination without Cause or for Good Reason" shall mean the termination of the Awardee's Employment by the Company and its Subsidiaries and Affiliates for reasons other than "Cause" or by the Awardee for "Good Reason," as such quoted terms are defined in the Employment Agreement.

         3. PURCHASE PRICE. The purchase price per share of the Shares under the Option shall be (a) $4.50 with respect to those Shares comprising that portion of the Option not constituting an ISO as determined pursuant to paragraph 5(b) below and (b) $4.95 with respect to those Shares comprising that portion of the Option constituting an ISO as determined pursuant to paragraph 5(b) below (individually and collectively, the "Option Price"), being equal to the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on the Grant Date ("Fair Market Value") and 110% of the Fair Market Value of Common Stock on the Grant Date, respectively.

         4. TERM. Unless earlier terminated pursuant to any provision of this Agreement or the Employment Agreement, this Option shall expire on the date (the "Expiration Date") which is, (a) in the case of those Shares comprising that portion of the Option constituting an ISO as determined pursuant to paragraph 5(b) below, the fifth anniversary of December 2, 1998 (the "Reference Date"), and (b) in the case of those Shares comprising that portion of the Option not constituting an ISO as determined pursuant to paragraph 5(b) below, the tenth anniversary of the Reference Date. This Option shall not be exercisable on or after the Expiration Date.

         5. EXERCISE OF OPTION. (a) This Option shall vest and may be exercised as to one-third of the Shares (rounded to the nearest whole share) on each of the first three anniversaries of the Reference Date, so that the Option shall be exercisable as to all Shares on the third such anniversary thereof, PROVIDED, HOWEVER, that the Option shall be exercisable (i) as to all vested Shares (that have not been previously forfeited) as of the Awardee's Date of Termination if such termination occurs by reason of the Awardee's death or Disability, (ii) as to all vested and unvested Shares (that have not been previously forfeited) as of the Awardee's Date of Termination if such termination occurs by reason of the Awardee's Termination Without Cause or for Good Reason or (iii) as to all vested and unvested Shares (that have not been previously forfeited) as of the date of a Change in Control (as defined in the Employment Agreement, but without giving effect to the following language in clause (i) thereof: "unless approved by two-thirds of the Board of Directors then serving at that time") if the Awardee's Employment is terminated within one year following such Change in Control if the Awardee's termination is a Termination Without Cause or for Good Reason. Options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Employment Agreement and this Agreement, until the expiration of the term of this Option as set forth in Paragraph 4 or until other termination of the Option.

                  (b) To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which ISOs are exercisable for the first time by the Awardee during any calendar year (under this Agreement and all other plans of the Company and its Subsidiaries, if any) exceeds $100,000, the Options or portions thereof which exceed the limit
(according to the order in which they were granted) shall be treated as nonqualified stock options ("NQSO").

         6. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised upon written notice to the Company at its principal office, which is located at 100 Clearbrook Road, Elmsford, New York 10523; Attn: Corporate Secretary. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 7 hereof and shall be accompanied by payment of the full Option Price of such Shares.

                  The Option Price shall be paid to the Company:

                  (a)    In cash, or in its equivalent;

                  (b) In Common Stock previously acquired by the Awardee, provided that if such Shares were acquired through exercise of an ISO or NQSO or of an option under a similar plan, such Shares have been held by the Awardee for a period of more than 12 months on the date of exercise; or

                  (c) In such other manner consistent with applicable law as from time to time may be authorized in writing by the Company with respect to such "cashless" option exercise arrangements as the Company from time to time may maintain with securities brokers. Any such arrangements and written authorizations may be terminated at any time by the Company without notice to the Awardee; or

                  (d)    In any combination of (a), (b) and (c) above.

                  In the event such Option Price is paid, in whole or in part, with shares of Common Stock, the portion of the Option Price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Common Stock surrendered in payment of such Option Price.

                  Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is so exercised. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Awardee and if the Awardee shall so request in the notice exercising the Option, shall be registered in the name of the Awardee and the Awardee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Awardee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

         7. SHARES TO BE PURCHASED FOR INVESTMENT. Unless the Company has theretofore notified the Awardee that a registration statement covering the Shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Awardee that such registration is no longer effective, or unless counsel to the Company shall be otherwise satisfied that the Awardee would be permitted under applicable law to immediately resell Shares acquired upon the exercise of the Option, it shall be a condition to any exercise of this Option that the Shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the Shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

         8. NON-TRANSFERABILITY OF OPTION. This Option is not assignable or transferable, in whole or in part, by the Awardee otherwise than by the laws of descent and distribution, and during the lifetime of the Awardee the Option shall be exercisable only by the Awardee or by his guardian or legal representative.

         9. TERMINATION OF OPTION. (a) The unexercised portion of the Option (whether vested or not) shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                  (i)    The Expiration Date;

                  (ii) The expiration of 30 days from the date that the Awardee ceases to be an employee of the Company upon termination by resignation where such resignation is not for Good Reason;

                  (iii) The expiration of twelve months from the date that the Awardee ceases to be an employee of the Company or any of its Subsidiaries as a result of the Awardee's death, Disability or Termination Without Cause or for Good Reason;

                  (iv)   Immediately  if the Awardee ceases to be an employee of
                         the  Company  or  any  of  its   Subsidiaries  if  such
                         termination is for Cause.

         10. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

                  If the exercise of this Option is subject to the withholding requirements of applicable federal tax laws, the Compensation Committee of the Company's Board of Directors ("Committee") may permit the Awardee, subject to the provisions of such additional withholding rules (the "Withholding Rules") as shall be adopted by the Committee, to satisfy the minimum federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which Shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or, if later, the date on which the Optionee recognizes ordinary income with respect to such exercise) (the "Determination Date"). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares in excess of the number necessary to satisfy the minimum federal, state and local income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Awardee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date, or if such shares of Common Stock were acquired through exercise of a non-qualified stock option or of an option under a similar plan, such option was granted to the Awardee at least six months prior to the Determination Date.

         11. GOVERNING LAW. This Agreement shall be construed in accordance with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.

         12. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Company's Amended and Restated 1996 Stock Incentive Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

                  In furtherance of the foregoing, the number of shares of Common Stock issuable upon exercise of the Option (as well as the Option Price) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event of a corporate transaction as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder (a "Corporate Transaction") (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed Corporate Transaction, the Committee may terminate all or a portion of the Option if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate the Option, the Committee shall give the Awardee not less than ten days' notice prior to any such termination by reason of such Corporate Transaction, and the Option may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Further, the Committee, in its discretion, may accelerate, in whole or in part, the date on which the Option becomes exercisable. The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such Corporate Transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

         13. ENTIRE AGREEMENT. This Agreement and the Employment Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior contracts and other agreements to the extent of any discrepancies or conflicts between this Agreement and the Employment Agreement, the terms of this Agreement shall govern.

         14. PLAN PROVISIONS. This Agreement shall constitute both the document evidencing the Plan and the agreement memorializing the Option granted under the Plan. For all purposes, references herein to this "Agreement" shall be deemed to include references to the "Plan."

                  The Option shall be the only grant which may be made under the Plan. Accordingly, the Awardee is the only employee of the Company eligible to receive an option under the Plan; the maximum number of shares of Common Stock which may be the subject of options under the Plan is 800,000 (subject to adjustment as provided herein); and the Awardee shall not receive options to acquire Common Stock under the Plan in any one fiscal year of the Company (regardless of when shares of Common Stock are deliverable in respect thereof) for more than 800,000 shares.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Awardee has hereunto set his hand and seal, all on the day and year first above written.

                                 MIM Corporation



                                 By:  /s/ BARRY A. POSNER
                                    --------------------------------------------
                                          Barry A. Posner

                                 Title:  Vice President and General Counsel
                                       -----------------------------------------


                                 ACCEPTED AND AGREED TO:


                                 /s/ RICHARD H. FRIEDMAN
                                 -----------------------------------------------
                                     Richard H. Friedman
                                     Awardee

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION


         I hereby exercise the incentive stock option granted to me on _______________________, 199__, by MIM Corporation, with respect to the following number of shares of the $.0001 par value per share common stock of MIM Corporation ("Shares") covered by said option:

         Number of Shares to be purchased            _______________

         Option price per Share                      $______________

         Total exercise price                        $______________

[Check one of the following to indicate method of payment:]

[ ]  A.  Enclosed   is   cash   or   its   equivalent,    in   the   amount   of
         $__________________, in full payment for such Shares.

[ ]  B.  Enclosed is/are  ___________________  Share(s) with a total Fair Market
         Value of $_______________ on the date hereof in full payment for such Shares.

[ ]  C.  [Describe any other payment alternatives then available.]

[ ]  D.  Enclosed is cash or its equivalent in the amount of $____________,  and
         __ Share(s) with a total Fair Market Value of $__________ on the date hereof, in [partial] [full] payment for such Shares.

         Please have the certificate or certificates representing the purchased Shares registered in the following name or names(1) ____________________________ and sent to ____________________________________.


DATED:  _____________________, _________.

                                                   -----------------------------
                                                   Awardee's Signature
--------------------------
1        Certificates  may be  registered in the name of the Awardee alone or in the names of the Awardee and his or her spouse, jointly, with right of survivorship.


--------------------------

                                  Appendix III

                                 MIM CORPORATION
                            1996 STOCK INCENTIVE PLAN

                             AS AMENDED AND RESTATED
                           EFFECTIVE DECEMBER 1, 1998

                               SECTION 1 - PURPOSE

         This MIM CORPORATION 1996 STOCK INCENTIVE PLAN (the "Plan") is intended to provide a means whereby MIM Corporation, a Delaware corporation (the "Company"), and any Subsidiary or other Affiliate of the Company (as hereinafter defined) may, through the grant of Incentive Stock Options and Non-Qualified Stock Options (collectively "Options"), Performance Shares (as defined in
Section 6(c)) and Performance Units (as defined in Section 6(d)) to Employees (as defined in Section 3), attract and retain such Employees and motivate them to exercise their best efforts on behalf of the Company and of any Subsidiary or other Affiliate.

         As used in the Plan, the following terms shall have the following meanings:

         "Affiliate"   means  any  corporation,   limited   liability   company,
spartnership or other entity, including Subsidiaries, which is controlled by or under common control with the Company.

         "Agreement" means the written agreement between the Company and an Awardee; as contemplated by Section 6(d).

         "Award" means an Option, Performance Shares or Performance Units.

         "Awardee" means an Employee to whom an Award has been granted under the Plan.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Company's Board of Directors, or, at any time that such a Committee does not then exist, the Board of Diretors.

         "Effective Date" means December 1, 1998.

         "Executive" means any of the following: (i) any director of the Company or (ii) any named executive officer of the Company as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934.

         "Incentive Stock Options" ("ISOs") means options to acquire Common Shares (as defined in Section 4) granted under the Plan which qualify as incentive stock options within the meaning of Section 422 of the Code at the time they are granted and which are either designated as ISOs in the Agreements covering such options or which are designated as ISOs by the Committee (as defined in Section 2 hereof) at the time of grant.

         "Non-Qualified Stock Options" ("NQSOs") means all options to acquire Common Shares granted under the Plan other than ISOs.

         "Stock Award" means an Award which is an Option or Performance Shares.

         "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code or any similar provision hereafter enacted.

                           SECTION 2 - ADMINISTRATION

         The Plan shall be administered by the Company's Compensation Committee (the "Committee"), which shall consist of not less than two (2) non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereto) who are also outside directors (within the meaning of Treas. Reg. ss. 1.162-27(e)(3), or any successor thereto) of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the Awardees to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Award granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, Awards and Agreements (including, without limitation, determinations with respect to the establishment and satisfaction of performance objectives under Section 6), as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. Notwithstanding the preceding, the Committee shall not have the power or authority under this Plan to take any action with respect to an Award granted pursuant to this Plan which is intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code if the taking of such action would cause such Award to cease to so qualify.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

                             SECTION 3 - ELIGIBILITY

         The class of persons who shall be eligible to receive Awards under the Plan shall be the employees (including any directors and officers who also are employees) of the Company and/or of a Subsidiary or other Affiliate ("Employees") who the Committee believes have the capacity to contribute to the success of the Company and/or a Subsidiary or other Affiliate, provided that ISOs shall be granted only to Employees of the Company or of a Subsidiary. More than one Award may be granted to an Employee under the Plan.

                                SECTION 4 - STOCK

         The number of shares of the Company's $.0001 par value per share Common Stock ("Common Shares") that may be subject to Stock Awards under the Plan from and after the Effective Date (i.e., excluding Options previously granted under the Plan and exercised as of the Effective Date, but including Options previously granted and not exercised as of the Effective Date, Common Shares available for Awards under the Plan immediately prior to the Effective Date, and an increase in the number of Common Shares so available as provided herein) shall be 2,375,000 shares, subject to adjustment as hereinafter provided. Such number shall be increased, to the extent authorized by the Board, by the number of Common Shares repurchased by the Company from time to time in the open market or in private transactions after the Effective Date and by the number of Common Shares delivered to or withheld by the Company in payment of the exercise price of any Option granted under the Plan or in satisfaction of an Awardee's tax obligations in respect of an Award granted under the Plan. Notwithstanding the preceding, (i) no Awardee shall receive Stock Awards in any one fiscal year of the Company (regardless of when Common Shares are deliverable in respect of such Stock Awards) for more than 1,500,000 Common Shares, (ii) not more than 500,000 Common Shares may be subject to Awards in the form of ISOs and (iii) not more than 750,000 Common Shares may be subject to Awards in the form of Performance Shares. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time.

         Any Common Shares subject to a Stock Award which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof by the Awardee) without having been exercised shall continue to be available for the granting of Stock Awards under the Plan; provided, however, that (a) if a Stock Award is canceled, the Common Shares covered by the canceled Stock Award shall be counted against the maximum number of shares specified in
Section 4 for which Stock Awards may be granted to a single Awardee, and (b) if the exercise price of a Stock Award is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Stock Award and the grant of a new Stock Award for purposes of counting the maximum number of shares for which Stock Awards may be granted to a single Awardee.

                          SECTION 5 - ANNUAL ISO LIMIT

         (a) ISOS. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs become exercisable for the first time by an Awardee during any calendar year (under this Plan and any other ISO plan of the Company or any parent corporation (within the meaning of section 424(e) of the Code ("Parent")) or Subsidiary) shall not exceed $100,000. The term "Fair Market Value" shall mean the value of the Common Shares arrived at by a good faith determination of the Committee and shall be:

                  (1) the mean between the highest and lowest quoted selling price, if there is a market for the Common Shares on a registered securities exchange or in an over the counter market, on the date specified;

                  (2) the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the specified date, if there are no such sales on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

                  (3) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

                  (4) such other  method of  determining  Fair  Market  Value as
         shall  be  authorized  by  the  Code,  or  the  rules  or   regulations
         thereunder, and adopted by the Committee.

         Where the Fair Market Value of Common Shares is determined under (2) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (I.E., the valuation date), in accordance with Treas. Reg. ss. 20.2031-2(b)(1), or any successor thereto.

         (b) OPTIONS OVER ANNUAL LIMIT. If an Option intended as an ISO is granted to an Awardee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as a NQSO as to the remainder. For purposes of determining whether an ISO would cause such limitation to be exceeded, ISOs shall be taken into account in the order granted.

         (c) NQSOS. The annual limit set forth above for ISOs shall not apply to NQSOs.

                               SECTION 6 - AWARDS

         (a) GRANTING OF AWARDS. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Awardees under the Plan such Awards as it determines are warranted, subject to the limitations of the Plan; PROVIDED, HOWEVER, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Award under the Plan shall not be deemed either to entitle the Awardee receiving the Award to, or to disqualify the Awardee from, any participation in any other grant of Awards under the Plan. In making any determination as to whether an Awardee shall be granted an Award and as to the number of shares to be covered by such Award, in the case of a Stock Award, or as to the amount payable pursuant to such Award in the case of Performance Units, the Committee shall take into account the duties of the Awardee, the Committee's views as to his or her present and potential contributions to the success of the Company or a Subsidiary or other Affiliate, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may determine that the applicable Agreement shall provide that said Award may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         (b) TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall expressly specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable, and for ISOs granted under this Plan, the provisions of section 422(b) of the Code:

                  (1) NUMBER OF SHARES. A statement of the number of Common Shares to which the Option pertains (or, except in the case of an ISO, of a formula or other method by which such number shall be then or thereafter objectively determinable).

                  (2) PRICE. A statement of the Option exercise price (or, except in the case of an ISO, of a formula or method by which the exercise price shall be then or thereafter objectively determinable) which shall be determined and fixed by the Committee in its discretion at the time of grant, provided that, in the case of an ISO, the exercise price shall not be less than 100% of the Fair Market Value of the optioned Common Shares on the date the ISO is granted (or 110%, if the ISO is granted to a more than 10% shareholder per (6) below).

                  (3)      TERM.

                           (A) ISOS. Subject to earlier termination as provided in Subsection 6(e) below, the term of each ISO shall be not more than 10 years (5 years in the case of a more than 10% shareholder as provided in (6) below) from the date of grant.


                           (B) NQSOS. The term of each NQSO shall be not more than 15 years from the date of grant.

                  (4)      EXERCISE.

                           (A) GENERAL.  Options  shall be  exercisable  in such
                  installments and on such dates, commencing not less than 6 months and 1 day from the date of grant (but, in the case of ISOs, not less than 12 months from the date of grant), as the Committee may specify, provided that:

                                    (i) in the case of new Options granted to an
                           Awardee in replacement for options (whether granted under the Plan or otherwise) held by the Awardee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

                                    (ii)  the  Committee  may   accelerate   the
                           exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable.

                           Any Common Shares, the right to the purchase of which
                  has accrued under an Option, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan and, if any fractional share would otherwise be issuable upon the exercise of an Option granted hereunder, the number of Common Shares issuable upon such exercise shall be rounded to the nearest whole share and the unexercised portion of such Option adjusted accordingly provided that in no event shall the total number of Common Shares issuable upon the full exercise of an Option exceed the number so specified for such Option under Section 6(b)(1) hereof.

                           (B) MANNER OF PAYMENT. The Option price shall be payable:

                                    (i)     in cash or its equivalent;

                                    (ii) in the case of an ISO, if the Committee
                           in its discretion causes the Agreement so to provide and, in the case of a NQSO, if the Committee in its discretion so determines at or prior to the time of exercise, in Common Shares previously acquired by the Awardee, provided that if such shares were acquired through the exercise of an ISO and are used to pay the Option exercise price of an ISO, such shares have been held by the Awardee for a period of not less
                           than  the  holding   period   described   in  section

                           422(a)(1) of the Code on the date of exercise, or if such Common Shares were acquired through exercise of an NQSO or of an option under a similar plan or through exercise of an ISO and are used to pay the Option exercise price of an NQSO, such shares have been held by the Awardee for a period of more than 12 months on the date of exercise; or

                                    (iii) in the discretion of the Committee, in
                           any combination of (i) and (ii) above.

                           In the event such Option  exercise  price is paid, in
                  whole or in part, with Common Shares, the portion of the Option exercise price so paid shall equal the Fair Market
                  Value on the date of exercise of the Option of the Common Shares surrendered in payment of such Option exercise price.

                  (5) RIGHTS AS A SHAREHOLDER. An Awardee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

                  (6) TEN PERCENT SHAREHOLDER. If an Awardee owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Subsidiary or Parent at the time an ISO is granted to such Awardee, the Option exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years after the date the ISO is granted. The conditions set forth in this Subsection (6) shall not apply to NQSOs.

         (c) PERFORMANCE SHARES. The Committee may from time to time cause the Company to grant pursuant to the Plan Awards of Common Shares to Employees, subject to such restrictions, conditions and other terms as the Committee may determine ("Performance Shares").

                  (1) RESTRICTIONS. At the time a grant of Performance Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Performance Shares. Each grant of Performance Shares may be subject to a different Restricted Period. The Committee may, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the performance of corporate and/or individual performance objectives, which shall be applicable to all or any portion of the Performance Shares. Performance objectives may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its Subsidiaries and Affiliates, or on the extent of changes in such criteria. None of the Performance Shares may be sold, transferred, assigned, pledged or otherwise encumbered or transferred during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Performance Shares.

                  (2) CERTIFICATES. The Company shall issue, in the name of each Awardee to whom Performance Shares have been granted, certificates representing the total number of Performance Shares granted to the Awardee, as soon as reasonably practicable after the grant. The Company, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the recipient's benefit until such time as the Performance Shares are forfeited to the Company or the restrictions lapse. Each such certificate shall bear the following legend, in addition to such other legends as counsel to the Corporation may require:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS UNDER THE MIM CORPORATION 1996 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE MARCH 1, 1999, AND UNDER A PERFORMANCE SHARES AGREEMENT WITH THE CORPORATION. NO INTEREST IN THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT.

                  (3) RIGHTS OF AWARDEE. Holders of Performance Shares shall have the right to vote such Performance Shares and the right to receive any distributions of regular cash dividends with respect to such shares, provided that all distributions made with respect to
         Performance Shares as a result of any split, distribution or combination of Performance Shares or other similar transaction shall be subject to the restrictions of this Subsection 6(c).

                  (4)  FORFEITURE.  Subject  to the  provisions  of  Section  8,
         Performance Shares granted pursuant to the Plan shall be forfeited to the Company if the Awardee terminates Employment with the Company or its Subsidiaries or Affiliates prior to the expiration or termination of the Restricted Period and/or the satisfaction of any other conditions applicable to such Performance Shares. Upon such forfeiture, the Performance Shares that are forfeited shall be available for subsequent Awards under the Plan.

                  (5) DELIVERY OF PERFORMANCE SHARES. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Performance Shares shall lapse and a certificate for the number of Common Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Awardee.

         (d) PERFORMANCE UNITS. The Committee may from time to time grant Awards to Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine ("Performance Units").

                  (1) AWARDS.  The Agreement  covering  Performance  Units shall specify Performance Objectives (as defined in Subsection 6(d)(2), a Performance Period (as defined in Subsection 6(d)(3)) and a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). Performance Units granted to an Awardee shall be credited to an account (a "Performance Unit Account") established and maintained for such Awardee.

                  (2) PERFORMANCE OBJECTIVES. With respect to each Award of Performance Units, the Committee shall specify performance objectives, including corporate and/or individual performance objectives, which must be satisfied in order for the Awardee to be entitled to payment with respect to such Performance Units ("Performance Objectives"). Performance Objectives may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its Subsidiaries and Affiliates, or on the extent of changes in such criteria. Different Performance Objectives may be established for different Awards of Performance Units, and an Awardee may be granted more than one Award of Performance Units at the same time.

                  (3) PERFORMANCE PERIOD. The Committee shall determine a period of time (the "Performance Period") during which the Performance Objectives must be satisfied in order for the Awardee to be entitled to payment of Performance Units granted to such Awardee. Different Performance Periods may be established for different Awards of Performance Units. Performance Periods may run consecutively or concurrently.

                  (4) PAYMENT FOR PERFORMANCE UNITS. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, the Company shall pay to the Awardee an amount equal to the Ending Value of each Performance Unit as to which the Performance Objectives have been satisfied ; PROVIDED, HOWEVER, that in no event shall an Awardee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year; PROVIDED, further, that any amount earned by an Awardee in any given year in excess of $1,000,000 shall be deferred and paid in any subsequent year during which the deferred amount may be paid in accordance with the provisions of this subsection.

         (e) TERMINATION OF EMPLOYMENT. If an Awardee's employment as an Employee or with the Company and Subsidiaries and, except in the case of ISOs, other Affiliates ("Employment") is terminated for any reason, any Award granted to such Awardee and outstanding at the date of termination shall be exercisable, vested or payable on and after such date only to the extent and at the times specified in the applicable Agreement, provided that, in the case of an ISO, such Agreement shall comply with the requirements of section 422 of the Code.

         (f) AGREEMENTS. Awards granted under the Plan shall be evidenced by written documents ("Agreements") in such form as the Committee shall, from time to time, approve, which Agreements shall contain such provisions, not inconsistent with the provisions of the Plan and, in the case of an ISO, section 422(b) of the Code, as the Committee shall deem advisable, and which Agreements, in the case of any Option, shall specify whether an Option is an ISO or NQSO; provided, however, if an Option is not designated in the Agreement as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Awardee shall enter into, and be bound by, the terms of the Agreement.

                         SECTION 7 - CAPITAL ADJUSTMENTS

         The  number of shares  which may be issued  under the Plan as stated in
Section 4 hereof, and the number of shares issuable upon exercise of outstanding Stock Awards under the Plan (as well as the Option exercise price per share under outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate  transaction  as that term is  described in section 424(a) of the Code and the Treasury Regulations issued thereunder (a "Corporate Transaction") (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed Corporate Transaction, the Committee may terminate all or a portion of the outstanding Awards if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Awards, the Committee shall give each Awardee holding an Option to be terminated not less than ten days' notice prior to any such termination by reason of such a Corporate Transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Further, as provided in Section 6(b)(4)(A)(ii) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

         The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such Corporate Transaction, provided that, in the case of ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code.

                          SECTION 8 - CHANGE IN CONTROL

         Subject to the term and other provisions of the applicable Agreement, all of an Awardee's Awards shall become fully exercisable (in the case of Options), vested (in the case of Performance Shares) and payable (in the case of Performance Units, at the maximum Ending Value provided in the applicable Agreement (subject to the limitation contained in Subsection 6(d)(4))) in the event that (a) a Change in Control of the Company occurs after June 30, 1996 and
(b) such Awardee's Employment is terminated under circumstances specified in the applicable Agreement within one year following such Change in Control. A "Change in Control" shall be deemed to have taken place only upon the occurrence of one or more of the following: (i) a "person" or "group" within the meaning of sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") other than the Executives, becomes the "beneficial owner" (within the meaning of Rule l3d-3 under the Exchange Act) of securities of the Company (including options, warrants, rights and convertible and exchangeable securities) representing 30% or more of the combined voting power of the Company's then outstanding securities in any one or more transactions unless approved by at least two-thirds of the Board of Directors then serving at that time; provided, however, that purchases by employee benefit plans of the Company and by the Company or its Affiliates shall be disregarded; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company; or (iii) a merger or consolidation, or a transaction having a similar effect, where (A) the Company is not the surviving corporation, (B) the majority of the common stock of the Company is no longer held by the stockholders of the Company immediately prior to the transaction, or (C) the Company's common stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged), unless such merger, consolidation or similar transaction is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's common stock at such time; or (iv) at any annual or special meeting of stockholders of the Company at which a quorum is present (or any adjournments or postponements thereof), or by written consent in lieu thereof, directors (each a "New Director" and collectively the "New Directors") then constituting a majority of the Company's Board of Directors shall be duly elected to serve as New Directors and such New Directors shall have been elected by stockholders of the Company who shall be an (I) "Adverse Person(s)"; (II) "Acquiring Person(s)"; or (III) "40% Person(s)" (as each of the terms set forth in (I), (II), and (III) hereof are defined in that certain Rights Agreement, dated November 24, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent). The Company shall give appropriate advance notice to all Awardees of Options under the Plan of a pending Change in Control so as to permit such Awardees the opportunity to exercise such Options prior to the Change in Control.

               SECTION 9 - AMENDMENT OR DISCONTINUANCE OF THE PLAN

         At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Award, in any respect whatsoever, except that the following amendments shall require the approval by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of stockholders of the Company:

         (a)      with respect to ISOs, any amendment which would:

                  (1) change the class of employees eligible to participate in the Plan;

                  (2) except as permitted under Section 7 hereof, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan; or

                  (3) extend the duration of the Plan under Section 10 hereof with respect to any ISOs granted hereunder; and

         (b) any amendment which would require shareholder approval pursuant to Treas. Reg. ss. 1.162-27(e)(4), or any successor thereto.

         The foregoing notwithstanding, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Award without the consent of such holder.

                        SECTION 10 - TERMINATION OF PLAN

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on May 22, 2006, which date is the day immediately prior to 10 years after the date the Plan was adopted by the Board, and no Awards hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Awards issued hereunder and outstanding on May 22, 2006 which by their terms extend beyond such date.

                        SECTION 11 - STOCKHOLDER APPROVAL

         This Plan became effective on May 23, 1996.

                           SECTION 12 - MISCELLANEOUS

         (a) GOVERNING LAW. The Plan, and the Agreements entered into, and the Awards granted thereunder, shall be governed by the applicable Code provisions. Otherwise, the operation of, and the rights of Awardees under, the Plan, the Agreements, and the Awards shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

         (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided by the Plan and the Award Agreement.

         Any Stock Award under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the issuance of the shares pursuant thereto. Further, no provision of the Plan or any Agreement with an Awardee shall limit the Company's right, in its discretion, to retire such person at any time pursuant to its retirement rules or otherwise to terminate his or her Employment at any time for any reason whatsoever.

         (c) NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Awardee to exercise such Option.

         (d) NON-TRANSFERABILITY. No Award shall be assignable or transferable by the Awardee otherwise than by will or by the laws of descent and distribution, and during the lifetime of such person, any Options shall be exercisable only by him or her or by his or her guardian or legal representative. If an Awardee is married at the time of exercise of an Option or vesting of Performance Shares and if the Awardee so requests at the time of exercise or vesting, the certificate or certificates issued shall be registered in the name of the Awardee and the Awardee's spouse, jointly, with right of survivorship.

         (e) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Common Shares or pay cash to an Awardee pursuant to any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

         In connection with an Award in the form of Common Shares subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Awardee to satisfy the minimum required federal, state and local withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option or vesting of Performance Shares (or if later, the date on which the Awardee recognizes ordinary income with respect to such exercise or vesting) (the "Determination Date"). An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Company may not withhold shares in excess of the number necessary to satisfy the minimum required federal, state and local income tax withholding requirements. In the event Common Shares acquired under the exercise of an ISO are used to satisfy such withholding requirement, such Common Shares must have been held by the Awardee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date, or if such Common Shares were acquired through exercise of an NQSO or of an option under a similar plan, such option must have been granted to the Awardee at least six months prior to the Determination Date.

         (f) LISTING AND REGISTRATION OF SHARES. Each Stock Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or vesting of shares thereunder, or that action by the Company or by the Awardee should be taken in order to obtain an exemption from any such requirement, no such Stock Award may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Awardee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares acquired pursuant to a Stock Award are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                                       ***

                                  Appendix IV

                                 MIM CORPORATION

                           1996 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


                             AS AMENDED AND RESTATED
                             EFFECTIVE MARCH 1, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1      Purpose.....................................................    3

SECTION 2      Administration..............................................    3

SECTION 3      Eligibility.................................................    4

SECTION 4      Stock.......................................................    5

SECTION 5      Granting of Options.........................................    5

SECTION 6      Terms and Conditions of Options.............................    5

SECTION 7      Option Agreements - Other Provisions........................    9

SECTION 8      Capital Adjustments.........................................    9

SECTION 9      Amendment or Discontinuance of the Plan.....................   10

SECTION 10     Termination of Plan.........................................   11

SECTION 11     Shareholder Approval........................................   11

SECTION 12     Miscellaneous...............................................   11

                                 MIM CORPORATION
                           1996 NON-EMPLOYEE DIRECTORS
                              STOCK INCENTIVE PLAN


                                    SECTION 1

                                     PURPOSE

         This MIM CORPORATION 1996 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN ("Plan") is intended to provide a means whereby MIM Corporation, a Delaware corporation (the "Company"), may, through the grant of non-qualified stock options ("Options") to purchase common stock of the Company ("Common Stock") to Non-Employee Directors (as defined in Section 3), attract and retain capable independent directors and motivate such independent directors to promote the best interests of the Company and of any Related Corporation.

         For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, the term "non-qualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an incentive stock option within the meaning of section 422 of the Code.

                                   SECTION 2

                                 ADMINISTRATION

         The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan, but shall have no discretion with respect to the selection of Non-Employee Directors to receive Options, the number of shares of Common Stock subject to the Plan, setting the purchase price for shares of Common Stock subject to an Option at other than fair market value, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, the timing of grants hereunder or with respect to any other matter which would cause this Plan to fail to comply with Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934. Subject to the foregoing, the Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors (including former Non-Employee Directors), and upon their respective legal representa tives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                    SECTION 3

                                   ELIGIBILITY

         The persons who shall be eligible to receive Options under the Plan shall be those directors of the Company (the "Non-Employee Directors") who:

         (a) are not employees of the Company or any Related Corporation,

         (b) have not been employees of the Company or any Related Corporation during the immediately preceding 12-month period, and

         (c) are initially elected to the Board of Directors on or after the date of the Plan's adoption by the Board of Directors (the "Effective Date").

                                    SECTION 4

                                      STOCK

         Options may be granted under the Plan to purchase up to a maximum of three hundred thousand (300,000) shares of the Company's Common Stock, par value $ 0.0001 per share, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, the Non-Employee Director's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option.

                                    SECTION 5

                               GRANTING OF OPTIONS

                  An option to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 8) automatically shall be granted to any person on the date he or she first becomes a Non-Employee Director, whether by reason of his or her election by stockholders or appointment by the Board to be a director, or, if applicable, the expiration of the 12-month period specified in
Section 3(b) with respect to a present or future director who had previously been an employee of the Company or any Related Corporation; provided, that if a Non-Employee Director who previously received a grant of an Option under this
Section 5 terminates service as a director and is subsequently elected or appointed to the Board again, such director shall not be eligible to receive a second grant of Options under the Plan.

                                    SECTION 6

                         TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions:

         (a) NUMBER OF SHARES. A statement of the number of shares to which the Option pertains.

         (b) PRICE. A statement of the Option price which shall be determined as follows:

                  (1) with respect to any Option granted on or prior to the effective date of the Company's initial public offering, if any, the exercise price shall be the initial public offering price set forth on the cover page of the prospectus included within the registration statement for such Offering as of the date it is declared effective with the Securities and Exchange Commission PROVIDED THAT such offering is declared effective within ninety days after the grant date of such Option; otherwise, the exercise price shall be the fair market value of the optioned shares of Common Stock as determined as of the date of grant in accordance with Section 6(b)(2)(iv) hereinbelow; and

                  (2) with respect to any Option granted after the effective date of the Company's initial public offering, if any, the exercise price shall be the fair market value of the optioned shares of Common Stock, which shall be:

                        (i) the mean  between  the  highest  and  lowest  quoted
                  selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant;

                        (ii) the  weighted  average  of the  means  between  the
                  highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

                        (iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

                        (iv) if Sections 6(b)(2)(i) through (iii) are inapplicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

         Where the fair market value of the optioned shares of Common Stock is determined under Section 6(b)(2)(ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (I.E., the valuation date), in accordance with Treas. Reg. ? 20.2031-2(b)(1).

         (c) TERM. Subject to earlier termination as provided in Section 8 hereof, the term of each Option shall be ten (10) years from the date of grant.

         (d) EXERCISE. Each Option shall become initially exercisable in the following amounts and upon the following dates provided that the Non-Employee Director has served continuously as a director of the Company from the date of grant to and including each such initial exercise date: (i) as to 6,667 shares, on the first anniversary date of the date of grant; (ii) as to an additional 6,667 shares, on the later of (A) the first anniversary date of the grantee's first election to the Board subsequent to the date of grant or (B) the second anniversary date of the date of grant; and (iii) as to the remaining 6,666 shares, on the later of (A) the first anniversary date of the grantee's second election to the Board subsequent to the date of grant or (B) the third anniversary date of the date of grant. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         The Option price shall be payable in cash or its equivalent.

         (e) EXPIRATION OF TERM OR REMOVAL OF NON-EMPLOYEE DIRECTOR AS DIRECTOR. If a Non-Employee Director's service as a director with the Company terminates prior to the expiration date of his or her Option for any reason (such as, without limitation, failure to be re-elected by the stockholders), such Option may be exercised by the Non-Employee Director, only to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of such termination of service as a director, at any time prior to the expiration or other termination of the Option as set forth in
Section 6(c) hereof.

         (f) NON-TRANSFERABILITY. No Option shall be assignable or transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Non-Employee Director, the Option shall be exercisable only by him or her or, in the case of his or her legal disability, by his or her guardian or legal representative. If the Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship. In the event of the Non-Employee Director's death, the Option may be exercised by the

Non-Employee Director's estate, personal representative or beneficiary if, when and to the extent that the Non-Employee Director would have been so entitled hereunder but for such death after giving effect to all the provisions hereof including Section 6(e) hereinabove.

         (g) RIGHTS AS A SHAREHOLDER. A Non-Employee Director shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         (h) LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                                   SECTION 7

                      OPTION AGREEMENTS - OTHER PROVISIONS

         Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan as the Committee shall deem advisable. Each Non-Employee Director shall enter into, and be bound by, such Option Agreements.


                                   SECTION 8
                               CAPITAL ADJUSTMENTS

         The number of shares which may be issued  under the Plan,  as stated in
Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted proportionately to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), and, provision is not made for the continuance and assumption of Options under the Plan, or the substitution for such Options of new Options to acquire securities or other property to be delivered in connection with the transaction, the Committee shall, upon written notice to the holders of Options, provide that all unexercised Options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization, liquidation, sale or transfer unless exercised (to the extent then exercisable) by the holder within a specified number of days (which shall not be less than seven (7) days) following the date of such notice.

                                   SECTION 9

                     AMENDMENT OR DISCONTINUANCE OF THE PLAN

         (a) GENERAL. The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that an amendment to the Plan shall require shareholder approval (given in the manner set forth in Section 9(b) below) if such amendment would materially:

                  (1) increase the benefits accruing to Non-Employee Directors under the Plan;

                  (2) increase the number of shares of Common Stock which may be issued to Non-Employee Directors under the Plan; or

                  (3) modify the requirements as to eligibility to participate in the Plan.

         The foregoing notwithstanding, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder. Further, the provisions of this Plan establishing the directors eligible to receive Options under this Plan, the timing of the grants of such Options, the purchase price for shares subject to Options, the number of Shares covered by each Option, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, and any other provision of the Plan which, if amended more than once every six months, would cause the Plan to fail to comply with Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, shall not be amended more than once every six months.

         (b) SHAREHOLDER APPROVAL REQUIREMENTS. Shareholder approval must be by either:

                  (1) the written consent of the holders of a majority of the outstanding shares of Common Stock complying with the requirements of the certificate of incorporation and bylaws of the Company and of the applicable provisions of the Delaware General Corporation Law; or

                  (2) a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the requirements of the certificate of incorporation and bylaws of the Company and of the applicable provisions of the Delaware General Corporation Law.

                                   SECTION 10

                               TERMINATION OF PLAN

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on day immediately prior to the tenth anniversary of the date of the Plan's adoption by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on said Plan termination date, which by their terms extend beyond such date.

                                   SECTION 11

                              SHAREHOLDER APPROVAL

         The Effective Date of this Plan shall be the date of the Plan's adoption by the Board; provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 9(b), within twelve (12) months after said date, the Plan and all Options granted hereunder shall be null and void.

                                   SECTION 12

                                  MISCELLANEOUS

         (a) GOVERNING LAW. The operation of, and the rights of Non-Employee Directors under, the Plan, the Option Agreements and any Options granted hereunder shall be governed by applicable Federal law, and otherwise by the laws of the State of Delaware.

         (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

         Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, any provisions of the Plan or the Option Agreement with a Non-Employee Director notwithstanding, the granting of an Option to a Non-Employee Director shall not entitle that Non-Employee Director to continue to serve as a director of the Company or a Related Corporation or affect the terms and conditions of such service.

         (c) INDEMNIFICATION OF BOARD AND COMMITTEE. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.

         (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes.

         (e) NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon a Non-Employee Director to exercise such Option.

                                      * * *

                                                                PRELIMINARY COPY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 MIM CORPORATION
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 19, 1999


         The undersigned stockholder of MIM CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated July __, 1999, and hereby revokes all prior proxies and appoints Scott R. Yablon and Barry A. Posner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of the Company to be held on August 19, 1999, at 2:00 p.m., local time, at Trumbull Marriott Merritt Parkway, 180 Hawley Lane, Trumbull, Connecticut 06611 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

          [IMPORTANT - TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE]


PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

PROPOSAL 1           Election of directors.  Nominees: Richard H. Friedman, Scott R. Yablon, Dr. Louis A. Luzzi,
                     Richard A. Cirillo, Dr. Louis DiFazio, and Michael Kooper
                                                                 ------------------------------------------
                     For [ ]                    Withheld [ ]     [ ] For all nominees except as noted above

PROPOSAL 2           Proposal to amend the Company's Restated Certificate of Incorporation to establish a classified Board of Directors.
                     For [ ]                    Against [ ]                        Abstain [ ]

PROPOSAL 3           Proposal to approve certain compensation provisions of the Employment Agreement with the
                     Company's Chairman and Chief Executive Officer, and to approve the related Option Plan and
                     Agreement.
                     For [ ]                    Against [ ]                        Abstain [ ]

PROPOSAL 4           Proposal to amend the Company's Amended and Restated 1996 Stock Incentive Plan  in order to add performance shares and performance units as securities subject to grant by the Company to employees under such Plan, to make available under the Plan an additional 825,450 shares of
                     Common Stock, and to make certain other related technical changes to the Plan.
                     For [ ]                    Against [ ]                        Abstain [ ]

PROPOSAL 5           Proposal to amend the Company's 1999 Non-Employee Directors Stock Incentive Plan to make available under the Plan an additional 200,000 shares of Common Stock.
                     For [ ]                    Against [ ]                        Abstain [ ]

IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as such stockholder's name appears hereon and returned promptly in the enclosed envelope. If shares are held by joint tenants or as community property, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in name of partnership or limited liability company by authorized person.)

                                   Signature:   ________________________________

                                   Date:        ________________________________

                                   Signature:   ________________________________

                                   Date:        ________________________________

                                   [ ] Mark here for address change and note